UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

CALLAWAY GOLF COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 16, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of the Shareholders of Callaway Golf Company, which will be held on Tuesday, May 25, 2004, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

      At the meeting, your Board of Directors is asking shareholders to elect eight directors, approve the Company’s 2004 Equity Incentive Plan and approve the Company’s amended and restated Employee Stock Purchase Plan. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the nominees and “FOR” approval of each of the proposed plans.

      It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to return a proxy as promptly as possible either by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope or by telephone, or through the Internet in accordance with the enclosed instructions.

      I hope to see you at the meeting.

Sincerely,

Ronald A. Drapeau
Chairman of the Board
and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: May 25, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders (“Annual Meeting”) of Callaway Golf Company, a Delaware corporation, (the “Company”) will be held at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT), on Tuesday, May 25, 2004, to consider and vote upon the following matters described in this notice and the accompanying Proxy Statement:

1.	To elect eight directors to the Company’s Board of Directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve the Callaway Golf Company 2004 Equity Incentive Plan;

3.	To approve the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has nominated the following eight individuals to stand for election to the Board of Directors at the Annual Meeting: Ronald A. Drapeau, Samuel H. Armacost, William C. Baker, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley. All eight are currently members of the Company’s Board of Directors. For more information concerning these individuals, please see the accompanying Proxy Statement.

      The Board of Directors has fixed the close of business on March 26, 2004 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of common stock at the close of business on that day will be entitled to vote. At the record date, 75,571,527 shares of common stock were issued and outstanding. In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy.

      TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO RETURN A PROXY AS PROMPTLY AS POSSIBLE EITHER BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY TELEPHONE, OR THROUGH THE INTERNET IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

      If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 16, 2004

PROXY STATEMENT

CALLAWAY GOLF COMPANY

2180 Rutherford Road
Carlsbad, California 92008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: May 25, 2004

GENERAL INFORMATION

Purpose

      This Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 23, 2004 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a Delaware corporation (the “Company” or “Callaway Golf”). The proxies are for use at the 2004 Annual Meeting of Shareholders of the Company, which will be held on Tuesday, May 25, 2004, at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, commencing at 10:00 a.m. (PDT), and at any meetings held upon adjournment thereof (the “Annual Meeting”). The record date for the Annual Meeting is the close of business on March 26, 2004 (the “Record Date”). Only holders of record of the Company’s common stock, $.01 par value, (the “Common Stock”) on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Quorum and Voting

      Whether or not you plan to attend the Annual Meeting in person, please return a proxy indicating how you wish your shares to be voted as promptly as possible. You may return a proxy either by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided, or by telephone or through the Internet. Please follow the enclosed instructions. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use either by filing with the Secretary of the Company a written instrument revoking it, or by returning (by mail, telephone or Internet) another later-dated proxy, or by attending the Annual Meeting and voting in person. If you sign and return your proxy but do not indicate how you want to vote your shares for each proposal, then for any proposal for which you do not so indicate your shares will be voted at the Annual Meeting in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for election as directors as set forth in this Proxy Statement, “FOR” approval of the Callaway Golf Company 2004 Equity Incentive Plan, and “FOR” approval of the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan. By returning the proxy (either by mail, telephone or Internet), unless you notify the Secretary of the Company in writing to the contrary, you are also authorizing the proxies to vote with regard to any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Company does not currently know of any such other matter. If there were any such additional matters, the proxies would vote your shares in accordance with the recommendation of the Board of Directors.

      At the Record Date, there were 75,571,527 shares of the Company’s Common Stock issued and outstanding. No other voting securities of the Company were outstanding at the Record Date. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers do not have the authority to vote on certain items when they have not received instructions from beneficial owners (“broker non-votes”). Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in the tabulation of votes cast and have the same effect as voting against a proposal. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. The election of directors being voted upon at the upcoming Annual Meeting is considered routine and brokers may vote on the election of directors without instructions from the beneficial owners. Brokers, however, may not vote without instructions from beneficial owners on the proposals to approve the Callaway Golf Company 2004 Equity Incentive Plan and the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan.

      Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. The eight nominees for director receiving the highest number of votes at the Annual Meeting will be elected. A return of a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the proxies to vote shares cumulatively for one or more nominees so as to elect the maximum number of directors recommended by the Board of Directors.

Solicitation of Proxies

      The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in the name of such bank or broker or other third party, and will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of Mellon Investor Services LLC to assist in the solicitation of proxies for a base fee of approximately $9,000, plus out-of-pocket expenses.

Householding

      With regard to the delivery of annual reports and proxy statements, under certain circumstances the Securities and Exchange Commission permits a single set of such documents to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s shareholders whose shares are registered in the name of the bank, broker or other firm. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one proxy statement will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, such shareholder should telephone toll-free 1-800-542-1061. In addition, (i) if any shareholder who previously consented to householding desires to receive a separate copy of the proxy statement or annual report for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders of such address desire to receive only a single copy of the proxy statement or annual report, then such shareholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company as follows: Callaway Golf Company, ATTN: Investor Relations, 2180 Rutherford Road, Carlsbad, CA 92008, telephone (760) 931-1771.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Introduction

      Corporate governance is the system by which business corporations ensure that they are managed ethically and in the best interests of the Company’s shareholders. The Company is committed to maintaining high standards of corporate governance, as is reflected in the Company’s receipt of the 2003 San Diego Better Business Bureau Torch Award for marketplace ethics.

      One of the most important aspects of corporate governance is the election of a Board of Directors to oversee the operation of the business and affairs of the Company. The Company’s Bylaws provide that the Company’s directors shall be elected at each annual meeting of shareholders. As a result, as discussed below, the first proposal the shareholders will be asked to vote upon at the 2004 Annual Meeting is the election of eight directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and qualified.

Proposal No. 1 — Election of Directors

      Independence. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is a non-management director and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law, regulation or listing standard of the New York Stock Exchange. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to an organization with which the director is affiliated. Compliance with these independence standards is reviewed at least annually. The Board currently consists of seven independent directors and one non-independent management director, Ronald A. Drapeau, the Company’s Chairman and Chief Executive Officer.

      Nominees for Election. The Board of Directors has nominated each of the Company’s current directors to stand for re-election at the 2004 Annual Meeting to serve until the 2005 annual meeting of shareholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

      The nominees for election as directors at the Annual Meeting are set forth below:

		Director
Name	Positions with the Company	Since

Ronald A. Drapeau	Chairman of the Board and Chief Executive Officer	2001
Samuel H. Armacost	Director	2003
William C. Baker	Director	1994
Ronald S. Beard	Director	2001
John C. Cushman, III	Director	2003
Yotaro Kobayashi	Director	1998
Richard L. Rosenfield	Director	1994
Anthony S. Thornley	Director	2004

      Biographical Information of Nominees. Set forth below is certain biographical information about each of the nominees:

      Ronald A. Drapeau. Mr. Drapeau, 57, is the Chairman of the Board and Chief Executive Officer of the Company. He also served as President from mid-2001 until September 2003. Prior to becoming Chairman, President and Chief Executive Officer in mid-2001, Mr. Drapeau served as Senior Executive Vice President, Manufacturing of the Company since February 1999. He was President and Chief Executive Officer of Odyssey Golf, Inc., a wholly-owned subsidiary of the Company, from August 1997 until its dissolution in December 1999. Mr. Drapeau served as Executive Vice President of the Company from August 1997 to February 1999, and served in various other positions with the Company from November 1996 to August 1997. From April 1993 to September 1996, Mr. Drapeau served as Chief Executive Officer of Lynx Golf, Inc., a subsidiary of Zurn Industries, Inc., and served as Senior Vice President and Chief Financial Officer of Zurn Industries, Inc. from 1992 to 1993. Mr. Drapeau also serves on the Executive Board of Golf 20/20: Vision for the Future and on the Board of Directors of the National Golf Foundation. He is a 1969 graduate of Bentley College.

      Samuel H. Armacost. Mr. Armacost, 65, has served as a Director of the Company since April 2003 and is Chair of the Stock Option Committee (Employee Plans). He is Chairman of SRI International (formerly Stanford Research Institute). Mr. Armacost joined SRI International in 1998. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. Prior to that he was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Currently, Mr. Armacost serves as a member of the Board of Directors of ChevronTexaco Corporation, Exponent, Inc., Del Monte Foods Company and the James Irvine Foundation. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

      William C. Baker. Mr. Baker, 70, has served as a Director of the Company since January 1994 and is Chair of the Finance Committee. Mr. Baker was the President of Meditrust Operating Company from August 1998 to April 2000. He was President and Chief Executive Officer of the Los Angeles Turf Club, Inc., a subsidiary of Magna International, Inc., from December 1998 to June 1999. He was Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., a subsidiary of Meditrust Operating Company, from November 1997 to December 1998. Prior to that, he was Chairman of Santa Anita Realty Enterprises, Inc. from April 1996 to November 1997 and Chairman, President and Chief Executive Officer of Santa Anita Operating Company from August 1996 to November 1997. He was President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until 1988 when that business was sold. He also serves as a Director of La Quinta Corporation (f/k/a The Meditrust Companies), Public Storage, Inc., California Pizza Kitchen, Inc., and Javo Beverage Company. Mr. Baker received his law degree in 1957 from the University of Texas.

      Ronald S. Beard. Mr. Beard, 65, has served as a Director of the Company since June 2001. He is Chair of the Audit Committee and the Nominating and Corporate Governance Committee and serves as lead independent director. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard also serves as a Director of Javo Beverage Company. He received his law degree in 1964 from Yale Law School.

      John C. Cushman, III. Mr. Cushman, 63, has served as a Director of the Company since April 2003. He has been Chairman of Cushman & Wakefield, Inc. since the company merged with Cushman Realty Corporation in 2001. In 1978, he co-founded Cushman Realty Corporation. Mr. Cushman serves as Director and Chief Executive Officer of Cushman Winery Corporation, owner of Zaca Mesa Winery in Los Olivos, California, which he co-founded in 1972. He began his career with Cushman & Wakefield, Inc., a commercial real estate firm, where he worked from 1963 to 1978. Currently, Mr. Cushman serves as a member of the

Board of Directors of La Quinta Corporation, La Quinta Properties, Inc., Culinary Holdings, Inc., and Inglewood Park Cemetery. Mr. Cushman is a graduate of Colgate University (1963) and attended the Advanced Management Program at Harvard University.

      Yotaro Kobayashi. Mr. Kobayashi, 70, has served as a Director of the Company since June 1998. He is Chairman of the Board of Fuji Xerox Co., Ltd. Mr. Kobayashi joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Mr. Kobayashi is also a Director of Xerox Corporation, Nippon Telegraph and Telephone Corporation (NTT), Sony Corporation and American Productivity and Quality Center (APQC). He holds positions as Chairman of the Aspen Institute Japan, Pacific Asia Chairman of the Trilateral Commission, and Chairman of the International University of Japan, as well as a life-time Trustee of Keizai Doyukai (Japan Association of Corporate Executives). He also is on the Advisory Board of the Council on Foreign Relations and is an Advisory Council Member for JP Morgan’s International Council and Stanford University’s Institute of International Studies. Mr. Kobayashi is an International Advisory Panel Member for Singapore Technologies. In addition, Mr. Kobayashi serves on the Board of Trustees of Keio University. He is a 1956 graduate of Keio University and received his MBA from The Wharton School in 1958.

      Richard L. Rosenfield. Mr. Rosenfield, 58, has served as a Director of the Company since April 1994. He is Chair of the Compensation and Management Succession Committee and the Executive Committee. He is co-Founder, co-Chairman and co-Chief Executive Officer of California Pizza Kitchen, Inc., a gourmet pizza restaurant chain founded in 1985. Since January 2002, Mr. Rosenfield has been co-Founder and co-President of LA Food Show Inc., a newly formed restaurant operating company. From 1973 to 1985, Mr. Rosenfield was a principal and Partner of the law firm of Flax and Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, Mr. Rosenfield served as an Attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

      Anthony S. Thornley. Mr. Thornley, 57, was appointed to the Board in April 2004. He is President (since February 2002) and Chief Operating Officer (since July 2001) of QUALCOMM Incorporated. He previously served as Chief Financial Officer of QUALCOMM Incorporated from March 1994 to February 2002 and as Executive Vice President from November 1997 to July 2001. Prior to joining QUALCOMM Incorporated, he was with Nortel, a telecommunications equipment manufacturer, for 16 years in various financial and information systems management positions, including Vice President Finance and IS, Public Networks, Vice President Finance NT World Trade and Corporate Controller Nortel Limited. He also worked for Coopers and Lybrand from 1970 to 1977. Mr. Thornley received his B.S. degree in Chemistry from the University of Manchester, England.

      Vote Required. Assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Committees of the Board of Directors

      The Board of Directors currently has seven standing committees, namely the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Stock Option Committee (Employee Plans) and the Stock Option Committee (Non-Employee Plans). The Board of Directors has adopted written charters for each of the Committees. A copy of each of the charters is available on the Company’s website at http://www.callawaygolf.com under Investor Relations — Corporate Governance. More detailed information about each committee is set forth below.

      Audit Committee. The Audit Committee currently consists of Messrs. Beard (Chair), Baker and Armacost. The Board of Directors has determined that each member of the Company’s Audit Committee is independent within the meaning of Item 7(d)(3)(iv)(A)(1) of Schedule 14A under the Securities Exchange

Act of 1934 and the applicable listing standards of the New York Stock Exchange. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise within the meaning of the rules of the New York Stock Exchange. In addition, the Board of Directors has determined that at least one member of the Audit Committee qualifies as an Audit Committee Financial Expert as defined by Item 401(h)(2) of Regulation S-K. The Board of Directors has designated William C. Baker as the Audit Committee Financial Expert. The Board also believes that the other members of the Audit Committee, whose collective experiences serving as chief executive officer, chief financial officer and as advisors to numerous public companies and audit committees, makes them well qualified to serve on the Company’s Audit Committee.

      The Audit Committee is responsible for representing the Board of Directors in discharging its oversight responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, as well as oversight of the Company’s internal audit function. The Audit Committee also has oversight responsibility with regard to the Company’s legal and regulatory matters and has sole authority for all matters relating to the Company’s independent auditors, including the appointment, compensation, evaluation, retention and termination of such auditors. A copy of the Audit Committee Charter is set forth as Exhibit A to this Proxy Statement.

      Compensation and Management Succession Committee. The Compensation and Management Succession Committee currently consists of Messrs. Rosenfield (Chair), Baker, Beard and Kobayashi. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for discharging the responsibilities of the Board relating to compensation of the Company’s executives and for assisting the Board with management succession issues and planning. The Committee is also responsible for reviewing the performance of the Company’s chief executive officer and for setting the compensation of the Company’s executive officers, including the chief executive officer. The Committee, through an Employee Stock Purchase Plan subcommittee consisting of Messrs. Baker (Chair) and Beard, also administers the Company’s Employee Stock Purchase Plan.

      Executive Committee. The Executive Committee currently consists of Messrs. Rosenfield (Chair), Baker, Beard and Drapeau. Other than Mr. Drapeau, each of the members of this Committee is an independent director as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for assisting the Board of Directors in discharging its duties to the Company and to the Company’s shareholders. The Committee performs such tasks as the Board of Directors delegates to it from time to time.

      Finance Committee. The Finance Committee currently consists of Messrs. Baker (Chair), Armacost, Beard, Cushman and Drapeau. Other than Mr. Drapeau, each of the members of this Committee is an independent director as determined under the independence standards described above, including the NYSE listing standards. The Committee is responsible for oversight of the Company’s finance matters, including the Company’s strategic business objectives and initiatives, financial performance, budget, credit facilities, capital structure, investments and banking relationships. The Board of Directors has also delegated to the Finance Committee the authority to declare dividends subject to certain parameters adopted by the Board each year.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Beard (Chair), Armacost, Baker, Cushman, Kobayashi and Rosenfield. All of the members of this Committee are independent directors as determined under the independence standards described above, including the NYSE listing standards. The Committee has responsibility for identifying and recommending to the Board individuals who are qualified to serve on the Board of Directors and has responsibility for making recommendations as to the candidates who should stand for election at each annual meeting of shareholders. The Committee also has responsibility for oversight of the Company’s corporate governance practices, including the Company’s Corporate Governance Guidelines, and evaluation of the effectiveness of the Board and Board Committees.

      The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying nominees for director, including potential candidates who come to the Committee’s attention through the

Company’s officers, directors, shareholders, professional search firms or other persons. Once a potential nominee has been identified, the Committee evaluates whether the candidate has the appropriate skills and characteristics to become a director. A potential nominee must possess the highest personal and professional ethics, integrity and values and be committed to the long-term interests of the Company’s shareholders. The potential nominees are also evaluated based upon their education, relevant business and industry experience, independence and ability to devote sufficient time and attention to the Company’s business. These factors, and others, are considered by the Nominating and Corporate Governance Committee in the context of the Board as a whole and in light of the Board’s needs at a particular time.

      If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Company’s Board of Directors, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee c/o the Company’s Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include sufficient biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary to the consideration of the candidate. The Nominating and Corporate Governance Committee will review properly submitted shareholder candidates in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board of Directors at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described at “Shareholder Proposals” in this Proxy Statement.

      Stock Option Committee (Employee Plans). The Stock Option Committee (Employee Plans) currently consists of Messrs. Armacost (Chair) and Baker. Each of the members of this Committee is an independent director as determined under the independence standards described above, including the NYSE listing standards. The Committee administers the employee benefit plans of the Company pursuant to which the Company awards stock options to employees, including officers, of the Company.

      Stock Option Committee (Non-employee Plans). The Stock Option Committee (Non-Employee Plans) currently consists of Mr. Drapeau as the sole member. The Committee administers the Company’s Promotion, Marketing and Endorsement Stock Incentive Plan pursuant to which the Company previously granted stock options to non-employee staff professionals and others that have agreed to endorse or otherwise support the Company’s products. This plan expired in the beginning of 2003 and therefore no additional grants may be made under this plan. There remains outstanding, however, options which have previously been granted out of this plan but which have not been exercised.

      Mr. Thornley was appointed to the Board effective April 7, 2004, and has been nominated for election to a full term at the Annual Meeting of Shareholders. At this time, he has not been appointed to any committees of the Board. However, it is expected that, if elected, he will be appointed to one or more committees at the Board’s annual organizational meeting immediately following the Annual Meeting.

Lead Independent Director

      In addition to the committees of the Board discussed above, the Board also appoints a Lead Independent Director. Ronald S. Beard is currently the designated Lead Independent Director. The Lead Independent Director coordinates the activities of the independent directors and serves as a liaison between the Chief Executive Officer and the independent directors. The Lead Independent Director also presides at the executive sessions (without management) of the independent directors. A copy of the Charter for the Lead Independent Director position is available at the corporate governance section of the Company’s website at http://www.callawaygolf.com under Investor Relations — Corporate Governance.

Meetings

      During 2003, the Company’s Board of Directors met eight times; the Audit Committee met four times; the Compensation and Management Succession Committee met five times; the Executive Committee met three times; the Finance Committee met four times; and the Nominating and Corporate Governance Committee met five times. The Stock Option Committee (Employee Plans) and the Stock Option Committee (Non-Employee Plans) did not hold any formal meetings. In addition to meetings, the members of the Board of Directors and its committees sometimes take action by written consent in lieu of a meeting, which is permitted. During 2003, each of the Company’s current directors attended in excess of 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he served, except for Mr. Kobayashi who attended 69% of such meetings. Mr. Kobayashi has served on the Board since 1998 and this is the first year where he did not attend at least 75% of such meetings. His attendance in 2003 was affected by the unusual number of special meetings that were held that year, which are often called upon short notice. All of the Board members are expected to attend the annual meetings of shareholders and all but one director attended the 2003 shareholders’ meeting.

Director Compensation

      Directors who are not employees of the Company receive $30,000 per year in base cash compensation, plus reimbursement of expenses, for serving on the Board of Directors. Non-employee directors also receive additional cash compensation in the amount of $1,000 per day for each Board meeting attended and additional cash compensation for each committee meeting attended in the amount of $1,000 per day for each regular member of a committee, and $1,300 per day for the Chair of a committee. As of January 1, 2004, the Lead Independent Director also receives an additional $30,000 in base compensation in recognition of the significant amount of time the Lead Independent Director is required to spend on Company business between meetings of the Board.

      The non-employee directors also participate in the Callaway Golf Company 2001 Non-Employee Directors Stock Option Plan (the “2001 Director Plan”), which was approved by the shareholders at the Company’s 2000 annual meeting. Pursuant to the 2001 Director Plan, a non-employee director is automatically granted upon the director’s initial election or appointment to the Board an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of election or appointment. Thereafter, on each anniversary of the director’s election or appointment, each non-employee director who is expected to continue to serve as such for at least another year will receive an additional option to purchase 6,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock on such anniversary. Initial options vest 50% upon the first anniversary of a director’s initial election or appointment and 50% upon the second anniversary. Additional options vest 100% after two years from the date of grant. Subject to certain anti-dilution adjustments, a maximum of 500,000 shares have been approved for issuance upon the exercise of stock options granted under the 2001 Director Plan.

      The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s products whenever they play golf. To assist the directors in complying with this policy, non-employee directors are entitled to receive golf club products of the Company, free of charge, for their own personal use and the use of immediate family members living in the director’s home.

      The directors also receive other benefits that are not material in amount, including the right to participate in the Company’s deferred compensation plan.

Communications with the Board

      Shareholders and other interested parties may contact the Company’s Lead Independent Director or the non-management directors as a group (i) by email at: http://www.non-managementdirectors@callawaygolf.com or (ii) by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Corporate Secretary’s office will review all incoming communications and will filter out solicitations and junk mail. All legitimate communications will be forwarded to the Lead Independent Director for distribution to the other non-management directors or for handling as appropriate.

Corporate Governance Guidelines and Code of Conduct

      The Board of Directors has adopted and published on its website its Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Nominating and Corporate Governance Committee is responsible for overseeing these guidelines and for reporting and making recommendations to the Board concerning these guidelines. The Corporate Governance Guidelines cover, among other things, board composition and director qualification standards, responsibilities of the Board of Directors, Board compensation, committees of the Board of Directors and other corporate governance matters.

      The Board of Directors has also adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company’s Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of, or amendments to, any provision of the Code of Conduct that applies to the Company’s directors and senior financial and executive officers on its website at http://www.callawaygolf.com.

      Both the Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at http://www.callawaygolf.com under Investor Relations — Corporate Governance. Upon request, the Company will provide to any person without charge a copy of the Company’s Corporate Governance Guidelines or Code of Conduct. Any such requests may be made by contacting the Company’s Investor Relations department at the Company’s principal executive offices located at 2180 Rutherford Road, Carlsbad, California 92008.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has general responsibility for the oversight of internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent auditors the Company’s annual and quarterly financial statements and financial reporting process. The Audit Committee does not prepare or audit the Company’s financial statements; management has the responsibility for preparing the Company’s financial statements and for its financial reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States.

      During 2003, the Audit Committee met formally four times. Messrs. Baker and Beard served on the committee throughout 2003, with Mr. Beard serving as Chairman. Mr. Armacost joined the Audit Committee when the new committee appointments were made in May 2003, replacing Mr. Rosenfield who was appointed to other committees. The Board has determined that throughout 2003 all members of the Audit Committee met the independence requirements of the New York Stock Exchange and that all members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE listing standards. As discussed above, the Audit Committee has designated William C. Baker as the Audit Committee Financial Expert.

      Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent auditors for 2003. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2003. The Audit Committee discussed with Deloitte the matters that the independent auditors are required to discuss with the Audit Committee pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including

(a) the Company’s significant accounting policies and their application, (b) the reasonableness of management’s accounting estimates and judgments used in the preparation of the Company’s financial statements and (c) the quality of the Company’s accounting procedures and practices.

      In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Although such letter is only required annually, as a matter of procedure the Audit Committee requests that the Company’s independent auditors provide such letter quarterly. The Audit Committee actively engaged in a dialogue with the independent auditors with respect to any disclosed relationships or services that might impact the auditors’ objectivity and independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      In accordance with the Sarbanes-Oxley Act of 2002 and applicable regulations of the Securities and Exchange Commission, it is the Audit Committee’s policy that all non-audit services by the Company’s independent auditors must be preapproved by the Audit Committee. The Audit Committee approves the use of the Company’s auditors to perform non-audit services only in limited circumstances and the non-audit services that have been approved generally have been tax-related services as is permitted under the Sarbanes-Oxley Act of 2002 and applicable rules of the Securities and Exchange Commission. The non-audit services approved by the Audit Committee and performed by Deloitte during 2003 were limited to tax compliance, advisory and planning services, including transfer pricing services. In approving such services, the Audit Committee considered whether the auditors’ provision of such non-audit services during 2003 was compatible with maintaining the auditors’ independence and concluded that it was.

      Also during 2003, in light of the then current and proposed rules of the New York Stock Exchange and under the Sarbanes-Oxley Act of 2002, the Audit Committee implemented certain corporate governance initiatives, including (i) the revision of the Company’s Code of Conduct (which is posted on the Company’s website), (ii) the adoption of a new Audit Committee Charter, which is attached as Exhibit A to this proxy statement and is also available on the Company’s website, (iii) the adoption of a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent auditors and (iv) the implementation of procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters and the confidential submission by employees regarding any accounting or auditing concerns. The Audit Committee has also adopted a formal policy for the preapproval of audit fees and services, as is discussed in more detail below. The Audit Committee intends to review on an on-going basis these and other initiatives to ensure the continued effectiveness of the Company’s accounting and financial reporting controls and procedures.

MEMBERS OF THE AUDIT COMMITTEE

Ronald S. Beard (Chair)
Samuel H. Armacost
William C. Baker

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

INFORMATION CONCERNING INDEPENDENT AUDITORS

Dismissal of Arthur Andersen LLP

      Arthur Andersen served as the Company’s independent auditors with regard to the audit of the Company’s financial statements for the year ended December 31, 2001. Subsequent to the completion of the 2001 audit, the Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of Arthur Andersen as the Company’s independent auditor effective March 22, 2002. The dismissal was not based upon any dissatisfaction with the services provided by Arthur Andersen, but upon concern over the future of Arthur Andersen in light of the many publicized problems encountered by the firm at that time. Arthur Andersen served as the Company’s independent auditor for fiscal year 2001 and not for any prior period. Arthur Andersen’s report on the Company’s financial statements for the year ended December 31, 2001 does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the term of Arthur Andersen’s engagement, there were no disagreements with Arthur Andersen within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      The Board of Directors appointed the firm of KPMG LLP to serve as the Company’s independent auditor for fiscal year 2002. KPMG’s engagement commenced effective March 25, 2002.

Dismissal of and Disagreement with KPMG

      The Company’s Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of KPMG as the Company’s independent auditor effective December 12, 2002. KPMG had been appointed as the Company’s independent auditor effective March 25, 2002 and KPMG has never issued an audit report on the Company’s financial statements.

      During the third quarter of 2002, the Company and KPMG had a disagreement (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with regard to the applicable periods in which to record a reduction in the Company’s warranty reserve. Set forth below is a brief description of this disagreement.

      In the third quarter of 2002, the Company completed a review of its warranty reserves, and concluded that a reduction of approximately $17.0 million was warranted. This non-cash adjustment would result in an increase to the Company’s income in the period in which the adjustment is taken. While KPMG did not object to the magnitude of the reduction, management and KPMG could not agree on the proper period or periods in which to record the adjustment. Management believed that the reduction was the result of a current change in the estimation process, and that therefore the entire reduction should be reflected in the third quarter. KPMG ultimately advised the Company that a substantial portion of the reduction related to periods prior to 2002, and the Company’s financial statements for prior periods should be restated for a correction of an error to reflect the warranty reserve based upon the best information available to the Company at the time those prior period financial statements were prepared. Despite lengthy discussions between management and KPMG, including consultation with the staff of the Securities and Exchange Commission, management and KPMG could not reach agreement on a proper accounting treatment.

      The Audit Committee and the Audit Committee Chairman reviewed the matter with management and KPMG on several occasions, both informally and at formal meetings of the Audit Committee. Meanwhile, the Company’s filing of its Form 10-Q for the quarter ended September 30, 2002 was delayed. Ultimately, the Audit Committee recommended to the Board of Directors that a new auditor be engaged to assist in bringing the matter to a conclusion. The Board agreed that, without regard to the ultimate resolution of the warranty issue, it would be in the Company’s best interests to change auditors at that time. The Company authorized KPMG to respond fully to the inquiries of the successor accountant concerning the disagreement.

Appointment of Deloitte & Touche LLP

      The Company’s Board of Directors, upon recommendation of the Audit Committee, approved the appointment of Deloitte effective December 12, 2002, subject to Deloitte’s customary new client acceptance procedures which were completed December 17, 2002, as the Company’s independent auditor for 2002 and until otherwise replaced. During the two fiscal years ended December 31, 2001, and the subsequent interim period prior to the appointment of Deloitte, the Company did not consult with Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. One or more representatives of Deloitte are expected to be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions related to Deloitte’s services to the Company.

Independent Auditor Fees

      Audit Fees. Audit fees include fees for the audit of the Company’s annual financial statements, fees for the review of the Company’s interim financial statements, and fees for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. The aggregate audit fees and expenses billed by Deloitte for 2003 and 2002 were $730,000 and $538,000, respectively. The aggregate audit fees and expenses billed by other independent auditors for 2002 for the review of the Company’s interim financial statements prior to Deloitte’s engagement was $410,000.

      Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate audit-related fees and expenses billed by Deloitte for 2003 were $520,000. These fees and expenses relate to (i) the Top-Flite Acquisition and the audit of the required financial statements and required pro forma information and reports, (ii) Deloitte’s audit of the Company’s 401(k) Plan financial statements for 2002, and (iii) services relating to the Company’s compliance under Section 404 of the Sarbanes-Oxley Act of 2002. The aggregate audit-related fees and expenses billed by other independent auditors for 2002 prior to Deloitte’s engagement was $19,000. These fees relate to KMPG LLP’s audit of the Company’s 401(k) Plan financial statements for 2001.

      Tax Fees. Tax fees include fees for tax compliance, tax advice and tax planning. The aggregate tax fees billed by Deloitte for 2003 and 2002 were $59,000 and $321,000, respectively. The fees for 2003 and 2002 were for domestic and international tax compliance, tax advice, and tax planning services, including transfer pricing services. The fees billed by Deloitte for 2002 were for services rendered by Deloitte prior to the appointment of Deloitte as the Company’s independent auditor. The aggregate tax fees billed by other independent auditors for 2002 prior to Deloitte’s engagement was $4,000.

      All Other Fees. All other fees include fees for all services except those described above. The aggregate other fees billed by Deloitte for 2002 were $25,000. These fees relate to information systems services prior to Deloitte being appointed as the Company’s independent auditor. There were no such fees billed by Deloitte in 2003. The aggregate other fees billed by other independent auditors for 2002 prior to Deloitte’s engagement was $1,000 relating to training provided to the Company.

      None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C).

Policy for Preapproval of Auditor Fees and Services

      The Audit Committee has adopted a policy that all audit, audit-related, tax and any other non-audit service to be performed by the Company’s independent auditor must be preapproved by the Audit Committee. It is the Company’s policy that all such services be preapproved prior to the commencement of the engagement. The Audit Committee is also required to preapprove the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has also delegated the authority (within specified limits) to the Chair of the Audit Committee to preapprove such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the Chair under such delegation.

      The Audit Committee will only approve those services that would not impair the independence of the independent auditor and which are consistent with the rules of the Securities and Exchange Commission. The Audit Committee policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation services, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

      Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent auditor. Any subsequent requests to have the independent auditor perform any additional services must be submitted in writing to the Audit Committee by the Chief Financial Officer and the Chief Legal Officer, which written request must include an affirmation that the requested services are consistent with the SEC’s rules on auditor independence.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2004 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (“named executive officer”) and (iv) all directors of the Company, named executive officers and other executive officers of the Company as a group.

	Shares
	Beneficially Owned

Name and Address of Beneficial Owner(1)	Number	Percent

Arrowhead Trust Incorporated, Trustee for the Callaway Golf Company Grantor Stock Trust(2)	8,037,209	10.6%
24 Executive Park, Suite 125 Irvine, CA 92614
Royce & Associates LLC(3)	5,878,800	7.8%
1414 Avenue of the Americas New York, NY 10019
Wachovia Corporation(4)	4,764,903	6.3%
One Wachovia Center Charlotte, NC 28288-0137
Wellington Management Company, LLP(5)	3,872,300	5.1%
75 State Street Boston, MA 02109
Ronald A. Drapeau(6)	893,261	1.2%
Samuel H. Armacost(7)	15,000	*
William C. Baker(8)	46,901	*
Ronald S. Beard(9)	21,000	*
John C. Cushman, III(10)	15,000	*
Richard C. Helmstetter(11)	763,068	1.0%
Bradley J. Holiday(12)	326,334	*
Patrice Hutin(13)	215,487	*
Yotaro Kobayashi(14)	94,000	*
Steven C. McCracken(15)	566,211	*
Richard L. Rosenfield(16)	64,100	*
Anthony S. Thornley (17)	N/A	*
All directors, named executive officers and other executive officers as a group (13 persons)(18)	3,260,475	4.3%

*	Less than one percent

(1)	Except as otherwise indicated, the address for all persons shown on this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. Furthermore, as indicated in the following footnotes, the number of shares a holder is deemed to beneficially own for purposes of this table includes shares issuable upon exercise of options if the options may be exercised on or before May 30, 2004, irrespective of the price at which the Company’s Common Stock is trading on the New York Stock Exchange. Consequently, included in the number of shares beneficially owned are shares issuable upon the exercise of options where the exercise price of the options is above the trading price of the Company’s Common Stock on the New York Stock Exchange. The closing price of the Company’s Common Stock on the New York Stock Exchange on March 31, 2004 was $18.98.

(2)	The Callaway Golf Company Grantor Stock Trust (the “GST”) holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and Arrowhead Trust Incorporated (the “Trustee”) disclaim beneficial ownership of all shares of Common Stock. The Trustee has no discretion in the manner in which the Company’s Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company’s stock option plans and employees who have purchased stock under the Company’s 1999 Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company’s Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of March 26, 2004, the following named executive officers and group would have the right to direct the vote of the following approximate share amounts: Ronald A. Drapeau — 759,920, Richard C. Helmstetter — 545,493, Steven C. McCracken — 522,455, Bradley J. Holiday — 354,003, Patrice Hutin — 311,037 and all executive officers as a group 2,779,861. If less than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

(3)	This information is based upon a Schedule 13G/ A filed by Royce & Associates LLC with the Securities and Exchange Commission on January 29, 2004. This schedule also reported that Royce & Associates LLC has sole voting and dispositive power with respect to all such shares.

(4)	This information is based upon a Schedule 13G filed by Wachovia Corporation with the Securities and Exchange Commission on February 10, 2004. This schedule also reported that Wachovia Corporation had sole voting power with respect to 3,414,946 shares; shared voting power with respect to 9,500 shares; sole dispositive power with respect to 4,503,503 shares; and shared dispositive power with respect to 500 shares.

(5)	This information is based upon a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 12, 2004. This schedule also reported that Wellington Management Company had shared voting power with respect to 2,144,000 shares and had shared dispositive power with respect to 3,872,300 shares.

(6)	Includes 825,001 shares issuable upon exercise of options held by Mr. Drapeau, which are currently exercisable or become exercisable on or before May 30, 2004. Includes 1,700 shares held by Mr. Drapeau’s spouse. Also includes 12,000 shares held by the Drapeau Family Trust for which Mr. Drapeau is a trustee with voting and dispositive power over such shares.

(7)	Includes 10,000 shares issuable upon exercise of options held by Mr. Armacost, which are currently exercisable or become exercisable on or before May 30, 2004.

(8)	Includes 36,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before May 30, 2004. Includes 50 shares held by Mr. Baker’s spouse.

(9)	Includes 20,000 shares issuable upon exercise of options held by Mr. Beard, which are currently exercisable or become exercisable on or before May 30, 2004.

(10)	Includes 10,000 shares issuable upon exercise of options held by Mr. Cushman, which are currently exercisable or become exercisable on or before May 30, 2004. All shares are held jointly with his spouse.

(11)	Includes 571,667 shares issuable upon exercise of options held by Mr. Helmstetter, which are currently exercisable or become exercisable on or before May 30, 2004. Also includes 191,401 shares held by the

Helmstetter Family Trust for which Mr. Helmstetter is a trustee with voting and dispositive powers over such shares.

(12)	Includes 325,000 shares issuable upon exercise of options held by Mr. Holiday, which are currently exercisable or become exercisable on or before May 30, 2004.

(13)	Includes 215,000 shares issuable upon exercise of options held by Mr. Hutin, which are currently exercisable or become exercisable on or before May 30, 2004.

(14)	Represents 94,000 shares issuable upon exercise of options held by Mr. Kobayashi, which are currently exercisable or become exercisable on or before May 30, 2004.

(15)	Includes 530,001 shares issuable upon exercise of options held by Mr. McCracken, which are currently exercisable or become exercisable on or before May 30, 2004. Includes 17,327 shares held by the McCracken/ Waggener Family Trust for which Mr. McCracken is a trustee with voting and dispositive powers over such shares. Also includes 1,500 shares held by Mr. McCracken’s spouse and 550 shares held for the benefit of Mr. McCracken’s children.

(16)	Includes 36,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before May 30, 2004. Includes 8,000 shares held in a trust for the benefit of Mr. Rosenfield’s children and 50 shares held by Mr. Rosenfield’s spouse.

(17)	Mr. Thornley joined the Board of Directors on April 7, 2004.

(18)	Includes 2,902,335 shares issuable upon exercise of options held by these individuals, which are currently exercisable or become exercisable on or before May 30, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table shows the compensation paid by the Company to its Chief Executive Officer and the other four most highly compensated executive officers of the Company for the years indicated.

					Long Term Compensation Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)

Ronald A. Drapeau(2)	2003	$733,654	$350,000	$—	—	125,000	$41,243
Chairman and Chief	2002	700,000	250,000	335	—	125,000	15,908
Executive Officer	2001	656,520	275,000	4,157	—	350,000	16,845
Richard C. Helmstetter(3)	2003	600,000	170,000	106,891	—	100,000	34,721
Senior Executive Vice President,	2002	608,937	150,000	116,313	—	100,000	18,269
Strategic Initiatives	2001	662,299	180,000	99,228	—	50,000	17,634
Steven C. McCracken(4)	2003	514,795	175,000	—	—	100,000	31,417
Senior Executive Vice President,	2002	500,000	125,000	—	—	100,000	17,553
Chief Legal Officer and Secretary	2001	500,000	150,000	3,802	—	150,000	16,937
Bradley J. Holiday(5)	2003	429,589	145,000	—	—	75,000	29,246
Senior Executive Vice President	2002	400,000	100,000	—	—	75,000	17,210
and Chief Financial Officer	2001	400,000	100,000	1,464	—	50,000	15,948
Patrice Hutin(6)	2003	479,589	150,000	—	—	75,000	91,429
President and Chief Operating	2002	335,770	90,000	—	—	150,000	133,791
Officer	2001	292,412	55,355	—	—	30,000	15,948

(1)	In accordance with the rules of the Securities and Exchange Commission, perquisites and other personal benefits, securities or property are disclosed in this column only if the aggregate amount of such items for a covered year is at least 10% of the total of annual salary and bonus for the named executive officer for such period or $50,000, whichever is less.

(2)	Mr. Drapeau’s 2003 and 2001 Salary includes salary paid for accrued, but unused, vacation hours in the amount of $33,654 and $31,520, respectively. The amount paid to Mr. Drapeau in 2003 for unused vacation was used by Mr. Drapeau to make a charitable contribution to the Callaway Golf Foundation in the amount of $26,192 and pay the applicable taxes on such vacation payout. Mr. Drapeau’s All Other Compensation for 2003 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,000, (ii) payment of the Company’s profit sharing contribution under the Company’s 401(k) Retirement Investment Plan or deferred compensation plan in the amount of $24,760 and (iii) Company paid premiums for disability insurance in the amount of $4,483.

(3)	Mr. Helmstetter’s Salary includes payment for accrued but unused vacation hours in the amounts of $8,937 for 2002 and $62,299 for 2001. Mr. Helmstetter’s Other Annual Compensation includes reimbursement of personal travel expenses in the amount of $100,020 for 2003, $106,619 for 2002 and $94,345 for 2001. Mr. Helmstetter’s All Other Compensation for 2003 represents payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,000, (ii) payment of the Company’s profit sharing contribution under the Company’s 401(k) Retirement Investment Plan or deferred compensation plan in the amount of $19,327 and (iii) Company paid premiums for disability insurance in the amount of $3,394.

(4)	Mr. McCracken’s All Other Compensation for 2003 represents (i) payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,000, (ii) payment of the Company’s profit sharing contribution under the Company’s 401(k) Retirement Investment Plan or deferred compensation plan in the amount of $16,467 and (iii) Company paid premiums for disability insurance in the amount of $2,950.

(5)	Mr. Holiday’s All Other Compensation for 2003 represents payment of Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,000, (ii) payment of the Company’s profit sharing contribution under the Company’s 401(k) Retirement Investment Plan or deferred compensation plan in the amount of $13,605 and (iii) Company paid premiums for disability insurance in the amount of $3,641.

(6)	Mr. Hutin’s All Other Compensation for 2003 represents payment of relocation expense of $61,616, Company matching contributions under the Company’s 401(k) Retirement Investment Plan in the amount of $12,000, (ii) payment of the Company’s profit sharing contribution under the Company’s 401(k) Retirement Investment Plan or deferred compensation plan in the amount of $14,411 and (iii) Company paid premiums for disability insurance in the amount of $3,402.

Option Grants in 2003

      The following table provides information on option grants made in fiscal year 2003 to the executive officers named in the Summary Compensation Table.

		% of Total
	Number of Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options Granted	Employees	Base Price	Expiration	Present Value
Name	(#)(1)	in Fiscal Year	($/Sh)	Date(2)	($)(3)

Ronald A. Drapeau	125,000	6.9%	$12.25	01/21/2013	$480,298
Richard C. Helmstetter	100,000	5.5%	$12.25	01/21/2013	$384,239
Steven C. McCracken	100,000	5.5%	$12.25	01/21/2013	$384,239
Bradley J. Holiday	75,000	4.1%	$12.25	01/21/2013	$288,179
Patrice Hutin	75,000	4.1%	$12.25	01/21/2013	$288,179

(1)	The terms of these stock options provide that one-third of the shares underlying the stock option would vest on each of January 21, 2004, 2005 and 2006. One-third of the granted shares did vest on January 21, 2004. The executive officer employment agreements also generally provide for accelerated vesting if the employee is terminated by the Company for convenience or by the employee for substantial cause. In addition, all such options vest in full immediately prior to a change in control of the Company.

(2)	The options expire on the date set forth in this column, unless the named executive officer’s employment with the Company is terminated prior to such date. Upon termination of employment, the named executive officer generally has one year from the date of termination to exercise his vested options. In addition, the options may be cancelled and rescinded and proceeds may be forfeited if the named executive officer improperly discloses or misuses confidential information or trade secrets of the Company.

(3)	These options were valued as of the date of grant based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 49.6%; (b) risk-free interest rate of 2.15%; (c) dividend yield of 1.70%; and (d) expected term of 3.39 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimates, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of the grants described above.

2003 Option Exercises and Year-End Values

      The following table provides information on options exercised during 2003 by the executive officers named in the Summary Compensation Table and unexercised options held by such persons at December 31, 2003.

	Option Exercises		Number of Securities
	During 2003		Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald A. Drapeau	—	$—	791,667	208,333	$702,458	$599,167
Richard C. Helmstetter	100,000	$67,250	600,000	166,666	$1,037,289	$479,333
Steven C. McCracken	140,000	$500,708	543,334	166,666	$606,042	$479,333
Bradley J. Holiday	—	$—	275,000	125,000	$652,250	$359,500
Patrice Hutin	—	$—	165,000	175,000	$381,813	$483,500

(1)	Represents the spread between the aggregate exercise price and assumed aggregate market value using the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2003 ($16.85).

Equity Compensation Plan Information

	Number of Shares		Number of Shares
	to be Issued Upon	Weighted Average	Remaining
	Exercise of	Exercise Price of	Available for
Plan Category	Outstanding Options	Outstanding Options	Future Issuance

	(In thousands, except dollar amounts)
Equity Compensation Plans Approved by Shareholders(1)	5,759	$20.02	2,672 (2)
Equity Compensation Plans Not Approved by Shareholders(3)	7,479	$18.29	1,556

Total(4)	13,238	$19.04	4,228

(1)	Consists of the following plans: 1991 Stock Incentive Plan, 1996 Stock Option Plan, 1998 Stock Incentive Plan, Non-Employee Directors Stock Option Plan, 2001 Non-Employee Directors Stock Option Plan and 1999 Employee Stock Purchase Plan. No shares were available for grant under the 1991 Stock Incentive Plan or Non-Employee Directors Stock Option Plan at December 31, 2003. The 1996 Stock Option Plan and the 2001 Non-Employee Directors Stock Option Plan provide for stock option awards only. The 1998 Stock Incentive Plan permits the award of stock options, restricted stock and various other stock-based awards. At December 31, 2003, there were 374,000 shares available for grant under the 2001 Non-Employee Directors Stock Option Plan.

(2)	Includes 450,000 shares reserved for issuance under the 1999 Employee Stock Purchase Plan.

(3)	Consists of the following plans: 1995 Employee Stock Incentive Plan, Key Officer Plans and Promotion, Marketing and Endorsement Stock Incentive Plan. No shares were available for grant under the Promotion, Marketing and Endorsement Stock Incentive Plan or Key Officers Plans at December 31, 2003.

(4)	If the 2004 Equity Incentive Plan is approved by the shareholders as proposed below, the 1995 Stock Incentive Plan, the 1996 Stock Option Plan and the 1998 Stock Incentive Plan will be canceled.

      1995 Employee Stock Incentive Plan. The Company’s 1995 Employee Stock Incentive Plan has not been approved by the Company’s shareholders. The Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, are not eligible to receive awards under this plan. The purpose of this plan is to provide for grants of stock options and other stock-based incentive awards to a broad class of employees of the Company and its subsidiaries, thereby helping to recruit, retain and motivate such employees and to align their interests with those of the Company’s shareholders. The plan permits the award of stock options, restricted stock, stock bonuses, performance shares, performance units, stock appreciation rights, phantom stock and other stock-based awards. The terms of the awards, including vesting, pricing and termination, are set by the Board of Directors or a committee appointed by the Board from time to time. Although awards under this plan may be made at less than the fair market value of the Company’s Common Stock on the date of grant, the Company’s practice has been to grant stock options at exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. Any awards that are granted but which are subsequently cancelled, forfeited or that expire may be reissued under the plan. The plan is scheduled to expire in December 2005.

Employment Agreements and Termination of Employment Arrangements

      Mr. Drapeau. The Company has an employment agreement with Mr. Drapeau for a term currently scheduled to continue through December 31, 2004, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Drapeau is Chairman of the Board and Chief Executive Officer of the Company. The employment agreement requires Mr. Drapeau to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Drapeau to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Drapeau is entitled to receive an annual salary of $700,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Drapeau is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Drapeau’s employment is terminated by the Company for convenience or by Mr. Drapeau for substantial cause (i.e., because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period of up to 24 months and the immediate vesting of all unvested stock options. For Mr. Drapeau’s rights upon a change in control, see below “Change in Control Arrangements.”

      Mr. Helmstetter. The Company has an employment agreement with Mr. Helmstetter for a term currently scheduled to continue through December 31, 2006, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Helmstetter is Senior Executive Vice President, Strategic Initiatives of the Company. The agreement requires Mr. Helmstetter to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Helmstetter to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Helmstetter is entitled to receive an annual salary of $600,000 (subject to increase at the discretion of the Company) and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Helmstetter is also entitled to certain other perquisites and benefits, including reimbursement up to $100,000 per year for certain personal travel expenses, paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Helmstetter’s employment is terminated by the Company for convenience or by Mr. Helmstetter for substantial cause (i.e. because of a material breach by the Company or a diminishment of his responsibilities), he will be entitled to the immediate vesting of all unvested stock options. Furthermore, if the termination is by Mr. Helmstetter for substantial cause, he will be entitled to receive certain severance benefits and perquisites and the continued payment of his full base salary and non-discretionary bonuses, if any, for the remainder of the term of the agreement. In addition, if the agreement expires by its terms or is terminated for convenience by either the Company or Mr. Helmstetter, Mr. Helmstetter will become an exclusive consultant to the Company pursuant to a separate 10-year consulting agreement, at an annual compensation equal to one-half of Mr. Helmstetter’s base salary in effect in the final year of the employment agreement. Under the employment agreement, Mr. Helmstetter also has assigned perpetually to the Company all of his rights and title to the commercial use of his name, likeness, image, character, identity and signature. If the employment agreement expires or terminates prior to December 31, 2012 because (i) the Company has elected to discontinue the automatic one-year extensions of the agreement, (ii) the Company has terminated the agreement for convenience or (iii) Mr. Helmstetter has terminated the agreement for substantial cause, then as additional consideration for the assignment of such rights, Mr. Helmstetter will be entitled to receive the difference between the severance payments otherwise due under the employment agreement and the base salary and non-discretionary bonuses Mr. Helmstetter would have received under the employment agreement through December 31, 2012. In lieu of these payments, the Company may elect to return to Mr. Helmstetter these commercial use rights. For Mr. Helmstetter’s rights upon a change in control, see below “Change in Control Arrangements.”

      Mr. McCracken. The Company has an employment agreement with Mr. McCracken for a term currently scheduled to continue through December 31, 2004, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. McCracken is Senior Executive Vice President, Chief Legal Officer and Secretary of the Company. The agreement requires Mr. McCracken to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. McCracken to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. McCracken is entitled to receive an annual salary of $550,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of

Directors. Mr. McCracken is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. McCracken’s employment is terminated by the Company for convenience or by Mr. McCracken for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period of time up to 24 months and the immediate vesting of all unvested stock options. For Mr. McCracken’s rights upon a change in control, see below “Change in Control Arrangements.”

      Mr. Holiday. The Company has an employment agreement with Mr. Holiday for a term currently scheduled to continue through December 31, 2004, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Holiday is Senior Executive Vice President and Chief Financial Officer of the Company. The agreement requires Mr. Holiday to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Holiday to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Holiday is entitled to receive an annual salary of $500,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Holiday is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Holiday’s employment is terminated by the Company for convenience or by Mr. Holiday for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period of time up to 12 months and the immediate vesting of all unvested stock options. For Mr. Holiday’s rights upon a change in control, see below “Change in Control Arrangements.”

      Mr. Hutin. The Company has an employment agreement with Mr. Hutin for a term currently scheduled to continue through December 31, 2004, subject to certain automatic one-year extensions unless terminated at the discretion of the parties. Mr. Hutin is President and Chief Operating Officer of the Company. The agreement requires Mr. Hutin to devote his full productive time and best efforts to the Company during the term of the agreement. The agreement also requires Mr. Hutin to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the course of his employment with the Company. In exchange, Mr. Hutin is entitled to receive an annual salary of $550,000 and an opportunity to receive a bonus based upon participation in the officer bonus plan, all such bonuses currently being at the discretion of the Board of Directors. Mr. Hutin is also entitled to certain other perquisites and benefits, including paid time off, golf club membership privileges, and participation in the Company’s health and welfare plans and compensation and retirement plans. The agreement provides that if Mr. Hutin’s employment is terminated by the Company for convenience or by Mr. Hutin for substantial cause (i.e. because of a material breach by the Company), he may be entitled to receive payments of his full base salary for a period of time up to 12 months and the immediate vesting of all unvested stock options. For Mr. Hutin’s rights upon a change in control, see below “Change in Control Arrangements.”

Change in Control Arrangements

      To better assure that they would continue to provide independent leadership consistent with the Company’s best interests in the event of an actual or threatened change in control of the Company, the Company’s employment agreements with its officers, including the named executive officers, provide certain protections in the event of a change in control. A “change in control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. If a change in control occurs before the termination of Messrs. Drapeau’s, McCracken’s, Holiday’s or Hutin’s employment agreement, then the unexpired employment agreement will be automatically extended such that the initial term of the agreement shall be deemed to be for three years for Messrs. Drapeau, McCracken, Holiday and Hutin, commencing on the date of the change in control. If a change in control occurs before the termination of Mr. Helmstetter’s employment agreement, then the unexpired employment agreement will be automatically continued in the same form and substance as in effect immediately prior to the change in control. In addition, if within one year following a change in control there is a termination event with respect to any of the named executive officers, then such affected executive officer shall be deemed to be terminated for the Company’s convenience and shall be entitled to the payments to which he is entitled for a termination by the Company for convenience as described above under “Employment Agreements and Termination of Employment Arrangements.” A “termination event” means the occurrence of any of the following: (a) the termination or material breach of the employment agreement by the Company; (b) failure by the successor company to assume the employment agreement; (c) any material diminishment in the position or duties of the executive officer; (d) any reduction in compensation or benefits; or (e) any requirement that the executive officer relocate his principal residence.

      In addition, the terms governing the stock options granted to each of the named executive officers generally provide for the immediate vesting of options immediately prior to a change in control (as described above). The Company also has agreed to indemnify all officers, including the named executive officers, for payment by the Company of amounts sufficient to offset certain excise taxes incurred in connection with payments received as a result of a change in control. The Company’s 401(k) plan also provides for full vesting of all participant accounts immediately prior to a change in control.

Compensation Committee Interlocks and Insider Participation

      The Company’s executive officer compensation matters are currently handled by the Compensation and Management Succession Committee consisting of the following non-employee directors: Messrs. Rosenfield (Chair), Baker, Beard and Kobayashi. Decisions relating to the approval or grant of stock options to executive officers are handled by the Stock Option Committee (Employee Plans), which consists of Messrs. Armacost (Chair) and Rosenfield. Until June 10, 2003, (i) a former director, Vernon Jordan, served on the Compensation and Management Succession Committee prior to Mr. Kobayashi joining the Committee and (ii) Mr. Baker served on the Stock Option Committee (Employee Plans) prior to Mr. Armacost joining the Committee. All members were independent directors while serving on these Committees. There were no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

Transaction with Executive Officer

      In the latter part of 2003, the Company requested on short notice that one of its executive officers relocate to Chicopee, Massachusetts to be the President and Chief Operating Officer of the newly acquired Top-Flite business. In order to assist this officer with his relocation across country on such short notice (and because under the Sarbanes-Oxley Act of 2002 the Company was prohibited from making a loan to him), the Company purchased his residence in California based upon two independent appraisals and the Company thereafter resold the home.

REPORT OF THE COMPENSATION AND

MANAGEMENT SUCCESSION COMMITTEE AND
THE STOCK OPTION COMMITTEE (EMPLOYEE
PLANS) ON EXECUTIVE COMPENSATION

      This report covers the following topics:

(1)	The roles of the Compensation and Management Succession Committee and the Stock Option Committee (Employee Plans);

(2) The Company’s guiding principles for executive compensation;

(3)	The components of the Company’s current executive compensation plan;

(4)	Compensation of executives other than the Chief Executive Officer in 2003; and

(5)	Compensation of the Chief Executive Officer in 2003.

The Roles of the Compensation and Management Succession Committee and the Stock Option Committee (Employee Plans)

      The responsibility for fixing the compensation of the Company’s executives has been delegated by the Board of Directors to the Compensation and Management Succession Committee and to the Stock Option Committee (Employee Plans).

The Compensation and Management Succession Committee.

      The Compensation and Management Succession Committee of the Board of Directors (the “Compensation Committee”) consists entirely of independent, non-employee directors. No former employees of the Company serve on the Compensation Committee. The Compensation Committee currently has responsibilities in two areas as set forth in its written charter: compensation and succession planning.

      In the area of compensation, it is responsible for setting and administering the annual salary, benefits and bonus compensation and recommending the stock-based compensation of the Company’s executive officers, including the executive officers named in the foregoing Summary Compensation Table. The Compensation Committee also sets the Company’s compensation principles that guide the design of compensation plans and programs applicable to employees at all levels of the organization. In discharging its role in the area of compensation, the Compensation Committee periodically benchmarks the ongoing competitiveness of the Company’s executive and other compensation programs, and at least annually reviews the performance of the Chief Executive Officer and the senior leadership team. The Compensation Committee has engaged independent, outside consultants from time to time for advice in determining whether the amounts and types of compensation the Company pays its senior leaders and others are appropriate.

      In the area of succession planning, the Compensation Committee works with the Chief Executive Officer to consider succession candidates for key positions in senior management, including the chief executive position, and to develop broad programs for succession planning throughout the Company. In discharging its role in the area of succession planning, the Compensation Committee meets with the Chief Executive Officer regularly to discuss updates to the Company’s succession planning at key executive positions.

The Stock Option Committee (Employee Plans).

      Pursuant to its written charter, the Stock Option Committee (Employee Plans) of the Board of Directors (the “Option Committee”) works with the Compensation Committee in setting and administering the long-term incentive compensation (including stock option grants) of the Company’s executive officers, including the executive officers named in the foregoing Summary Compensation Table. In conjunction with the Compensation Committee, the Option Committee periodically engages in benchmarking and evaluation activities, some of which include advice from independent, outside consultants. The Option Committee currently consists entirely of two independent, non-employee directors. No former employees of the Company serve on the Option Committee.

Guiding Principles for Executive Compensation

      The Company’s executive compensation programs are designed to attract, retain, motivate and appropriately reward the exceptional individuals the Company needs to achieve and maintain a leadership position in the businesses where it chooses to compete. They are also intended to align the interests of employees, including top management, with those of long-term shareholders of the Company. The following principles influence and guide the Company’s compensation practices, including those applicable to executives:

Compensation should be related to performance.

      The Company has followed a practice of linking compensation, including executive compensation, to individual levels of performance as well as to the performance of the Company as a whole. In particular, the short-term incentive compensation element is tied directly to both corporate performance and individual performance, and the long-term incentive compensation element is tied to long-term corporate performance. Under the Company’s plans, performance above targeted or benchmarked standards results in increased compensation, and performance below targeted or benchmarked standards results in decreased compensation.

Compensation should reflect position and responsibility, and incentive compensation should be a greater part of total compensation for more senior positions.

      Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Thus, individuals with greater roles and responsibilities associated with achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are surpassed.

Incentive compensation should drive a balance between short-term and long-term performance.

      The Company’s compensation plans focus employees on achieving strong short-term (annual) performance in a manner that supports and ensures the Company’s long-term success and profitability. To reward a balanced approach, the Company uses both short-term (annual) incentives and long-term incentives, with participation in the long-term incentives increasing at higher levels of responsibility where individuals have greatest influence on the Company’s strategic direction and results over time.

Compensation levels should be sufficiently competitive to attract and retain the talent needed.

      The Company’s overall compensation levels are intended to attract the type of superior talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. To achieve this goal, overall compensation levels are targeted to attract the talent desired to achieve the Company’s performance goals.

Employees should have the opportunity to own the Company’s stock.

      The Company provides all employees with the opportunity to become shareholders and thereby further align their interests with the interests of other shareholders. These avenues have included a stock purchase plan which enables employees to purchase Company stock at a discount through payroll deductions, and a 401(k) savings plan that permits participating employees to invest, on a purely voluntary basis, in Company stock. Executives and key employees participate in stock-based compensation plans, including stock option plans, which provide additional opportunities to own the Company’s stock.

The tax deductibility of compensation should be maximized where appropriate.

      The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation, and the Company believes that all compensation paid in 2003 qualified for deductibility. On occasion in the past some of the Company’s compensation to its Chief Executive Officer or to one of its four other most highly compensated executive officers has not been deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. The Compensation Committee reviews its compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation in the future, as it has in the past, that does not qualify for deductibility where it is appropriate to do so in light of other competing interests and goals or where, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the Company’s compensation plans, or a part of them, fail to qualify.

Components of the Executive Compensation Plan

      In November 2001 the Compensation Committee approved an Executive Compensation Plan that had three elements: Base Salary and Benefits; Short-Term (Annual) Incentives; and Long-Term Incentives. Each element is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation. For example, under the Executive Compensation Plan the portion of total compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility, while, at the same time, making a greater percentage of an executive’s compensation tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. For the Chief Executive Officer and the named executive officers, the targeted mix of total compensation is approximately 30% Base Salary and Benefits, 20% Short Term (Annual) Incentives, and 50% Long Term Incentives.

Base Salary and Benefits.

      Base salary and benefits for executives are set after a review of market data for each executive position. To assess market rates, the Company uses survey data as well as empirical data based upon testing the marketplace. The Company’s primary benefits for executives include participation in the Company’s 401(k) savings plan and the Company’s health, dental and vision, deferred compensation, stock purchase, and disability plans, as well as life insurance, golf club memberships, and tax planning services. Adjustments to base salary are made to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.

Short-Term (Annual) Incentives.

      The Chief Executive Officer and the other executive officers are eligible to receive annual bonuses based upon corporate and individual performance. All annual bonuses are discretionary, with the Chief Executive Officer establishing bonuses for the other executive officers consistent with the Compensation Committee’s plan, and the Compensation Committee establishing the annual bonus, if any, for the Chief Executive Officer.

      In 2003 the Company accrued an Officer Bonus Pool throughout the year based upon its performance in three areas: growth in sales, return on sales and return on assets. Of these three factors, return on sales was weighted most heavily, and a minimum return on sales of 7% and a minimum return on assets of 11% was required before any accrual was made based upon growth in sales. Accruals based upon each performance factor were aggregated, with no minimum or cap on the amount that could be accrued for each performance factor or for the pool as a whole. Unusual non-ongoing adjustments associated with the Top-Flite acquisition were excluded from the calculation. This mixture of performance factors and weighting and the focus on the Company’s ongoing business achieves the desired balanced focus on both the short-term and the long-term performance of the Company.

      The Executive Compensation Plan has target bonus amounts of 75% and 50% of aggregate base salary for the Chief Executive Officer and the other executive officers, respectively, reflecting their positions and roles within the Company. Depending upon the Company’s performance as reflected in the Officer Bonus Pool, actual target bonus amounts in any year can be less or more. The actual bonus paid may deviate from the adjusted target amount based upon an officer’s individual performance in achieving his or her corporate objectives for the year.

Long-Term Incentives.

      Long-term incentives are viewed as a tool for retaining executives while motivating them in ways consistent with the interests of long-term holders of the Company’s stock. Historically the Company has used the award of stock options as the best way to achieve these goals. Annual grants have been awarded early in each year based upon position and rank. Pursuant to the Executive Compensation Plan, annual grants have been targeted at 125,000 and 100,000, for the Chief Executive Officer and the other named executive officers, respectively, although actual amounts may vary depending upon an officer’s individual performance, retention considerations or other special factors. Options are priced at the market value of the stock on the date of grant, vest over time (generally over a three-year period), and expire upon the passage of time (generally ten years) or following the termination of employment.

Compensation of Executive Officers Other Than the Chief Executive Officer

      Executive compensation in 2003 was tied to corporate and individual performance, and was paid in accordance with the three elements of the Executive Compensation Plan regarding base salary and benefits, short-term (annual) incentives, and long-term incentives.

2003 Base Salaries and Benefits.

      Base salaries for named executive officers other than the Chief Executive Officer are set by the Compensation Committee after considering the recommendations of the Chief Executive Officer, the level of responsibility of the executive officer, the executive officer’s overall performance, and competitive market conditions. In general, executive officer base salaries are increased to reflect superior performance, an expansion of duties, or a change in the competitive marketplace, and any increases in base salaries for the named executive officers in 2003 were consistent with these guidelines. The executive officers were also eligible to participate in the Company’s employee benefit plans as described above. Base salaries paid to all of the named executive officers are set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table” in this Proxy Statement.

2003 Short-Term (Annual) Incentives.

      In 2003, the Company’s performance resulted in an Officer Bonus Pool equal to 24.4% of aggregate salaries for eligible executives, or about 56% of target. Because full corporate goals were not achieved, targets for short-term incentives for each level of officer, including the named executive officers, were adjusted downward accordingly. Individual bonuses were fixed above, at, or below adjusted targets based upon an assessment of an individual’s personal performance and contribution during the year. Pursuant to the authority delegated to him by the Compensation Committee, the Chief Executive Officer fixed the bonuses for the executive officers other than himself, and the Committee fixed the bonus for the Chief Executive Officer. Bonus amounts paid to the named executive officers are set forth under the section “COMPENSATION OF EXECUTIVE OFFICERS — Summary Compensation Table” in this Proxy Statement.

2003 Long-Term Incentives.

      Consistent with the Company’s Executive Compensation Plan, the Company granted stock options in 2003 for the purpose of retaining and motivating its executive officers in ways consistent with the interests of its long-term shareholders. The executive officers of the Company were granted options based on their level of responsibility for the Company’s short- and long-term profitability, growth and return to shareholders. The grants given to the named executive officers are set forth in the section entitled “COMPENSATION OF EXECUTIVE OFFICERS — Option Grants in 2003” in this Proxy Statement.

Compensation of the Chief Executive Officer

      The Compensation Committee and the Option Committee determined Mr. Drapeau’s compensation. His base salary was determined in accordance with the terms of his employment agreement, as amended, which the Compensation Committee approved. See above, “COMPENSATION OF EXECUTIVE OFFICERS — Employment Agreements and Termination of Employment Arrangements.” In addition to his base salary, Mr. Drapeau participates in various employee and executive benefit plans, as set forth above.

      Mr. Drapeau’s bonus for 2003 was discretionary, and was established by the Compensation Committee based upon the same factors that were considered in setting the bonuses for the other named executive officers. After due consideration, the Compensation Committee approved a bonus of $350,000 for 2003.

      The following chart shows the bonuses paid to Mr. Callaway as Chief Executive Officer for 1999 and 2000, and to Mr. Drapeau as Chief Executive Officer for 2001, 2002 and 2003, along with the Company’s performance in the three areas used to accrue the Executive Bonus Pool:

	Sales	Return on	Return on	CEO
Year	Growth	Sales*	Assets	Bonus

1999	2.27%	7.69%	8.44%	$500,000
2000	16.49%	9.67%	13.13%	$600,000
2001	-2.56%	8.89%	11.50%	$275,000
2002	-2.95%	7.43%	9.10%	$250,000
2003	-2.34%	9.11%	10.37%	$350,000

*	As adjusted for certain non-ongoing benefits/charges.

      In addition to his base salary and bonus in 2003, Mr. Drapeau received grants of options to purchase 125,000 shares of the Company’s Common Stock consistent with the Executive Compensation Plan. These options were priced at the market value of the stock on the date of grant and will vest over time in accordance with the Company’s usual practices.

Other Information

      Additional information concerning the salary, bonus, and stock awards for the Company’s most highly compensated executive officers for 2003 can be found in the tables appearing under the section “COMPENSATION OF EXECUTIVE OFFICERS” in this Proxy Statement.

      In view of the extensive publicity surrounding executive compensation during the past couple of years, the Compensation Committee engaged the services of independent outside compensation consultants in late 2003 to conduct a thorough and immediate assessment of the Company’s current executive compensation plans. The consultants will assess the alignment of compensation programs with shareholder value creation, review executive contracts (including change-in-control provisions), assess current and future Employee Stock Purchase Plan requirements, and conduct a compensation review for top executives using an appropriate compensation peer group. As part of this engagement, the consultants have participated in the preparation and evaluation of Proposals #2 and #3 presented to shareholders and discussed separately in this Proxy Statement.

      Information contained in this report regarding past performance of the Company should under no circumstances be construed as a prediction, forecast, or projection by the Company of future results, and no assurance can be given that the Company will or will not achieve or maintain any particular performance level.

COMPENSATION AND MANAGEMENT	STOCK OPTION COMMITTEE
SUCCESSION COMMITTEE	(EMPLOYEE PLANS)

Richard L. Rosenfield, Chair	Samuel H. Armacost, Chair
William C. Baker	Richard L. Rosenfield
Ronald S. Beard
Yotaro Kobayashi

The preceding “Report of the Compensation and Management Succession Committee and the Stock Option Committee (Employee Plans) on Executive Compensation” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return since December 31, 1998 of the Company’s Common Stock, the Standard & Poor’s 500 Index and the Standard & Poor’s 400 Midcap Index. The graph assumes an initial investment of $100 at December 31, 1998 and reinvestment of all dividends.

Total Cumulative Shareholder Return Since December 31, 1998

	1998	1999	2000	2001	2002	2003

Callaway Golf	100.00	176.48	189.29	197.42	139.05	180.34
S&P 500	100.00	121.04	110.02	96.96	75.54	97.19
S&P 400 Midcap	100.00	114.70	134.78	133.97	114.53	155.29

The Callaway Golf Company index is based upon the closing price of Callaway Golf Company Common Stock at December 31, 1998, of $10.25 and closing prices on December 31, 1999, 2000, 2001, 2002 and 2003 of $17.69, $18.63 $19.15, $13.25 and $16.85, respectively.

The preceding performance graph shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL NO. 2 — PROPOSAL TO APPROVE THE CALLAWAY

GOLF COMPANY 2004 EQUITY INCENTIVE PLAN

      Historically, the Company has been able to grant compensation in the form of shares and options to purchase shares of Company Common Stock to employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company through a variety of different incentive plans, including the 1998 Stock Incentive Plan, the 1996 Stock Option Plan, the 1995 Employee Stock Incentive Plan, the Promotion, Marketing and Endorsement Stock Incentive Plan and the 1991 Stock Incentive Plan (the “Existing Plans”). Where required, the Existing Plans were submitted to, and approved by, the shareholders (e.g., the 1998 Stock Incentive Plan and the 1996 Stock Option Plan). While many of the Existing Plans still have some unused shares authorized for grant pursuant to their terms, it is the Board’s opinion that these Plans, both individually and in the aggregate, are no longer sufficient to serve the Company’s ongoing needs for stock-based incentive compensation. Therefore, the Board of Directors believes it is in the best interests of the Company and its shareholders to stop the further granting of stock-based awards under the Company’s Existing Plans and instead adopt a new equity incentive plan that would permit the granting of equity compensation on appropriate terms and conditions going forward.

      Accordingly, on March 26, 2004, the Board of Directors adopted the Callaway Golf Company 2004 Equity Incentive Plan (the “New Plan”), subject to shareholder approval. The New Plan will allow the Company to continue to provide equity compensation under a shareholder-approved plan in order to attract, motivate and retain key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with shareholders in improving the long-term performance of the Company and the value of the Company’s Common Stock. At the same time, the Board acted to terminate the Existing Plans so that upon shareholder approval of the New Plan no future awards may be granted under the Existing Plans. There are approximately 3,300 persons who will be eligible to receive awards under the New Plan.

      The Board’s proposal has a number of key provisions that are consistent with the best interests of shareholders and sound corporate governance. These include:

      Limitation on Shares Available for Awards. The New Plan will provide for a maximum of 8 million shares to be issued under the New Plan. The Board’s proposal, however, would terminate the Existing Plans immediately upon shareholder approval of the New Plan and all shares remaining available for grant in the Existing Plans at such time will immediately be canceled and not be issued. As of the date of this Proxy Statement, there are approximately 2 million shares available for grant under the Existing Plans.

      Grants of shares under the New Plan will generally reduce the shares available for grant on a one-for-one basis. However, grants of restricted stock, stock units payable in shares, performance shares, performance units payable in shares or other full value share awards will reduce the shares available for award on a 2.5 to 1 basis (i.e. the number of shares available for grant will be reduced by 2.5 for each share granted).

      Independent Committee. The New Plan will be administered by the Compensation and Management Succession Committee — a committee of the Board of Directors whose members all meet current New York Stock Exchange standards for independence.

      No Discount Stock Options. Stock options and stock appreciation rights must be priced at or above the fair market value of the stock on the date of grant.

      No Repricing. The repricing of stock options or stock appreciation rights is prohibited. This applies to both direct and indirect repricings.

      Maximum Term. A stock option or stock appreciation right may not have a term longer than ten years.

      Minimum Vesting Period. Except upon Termination of Service or a Change in Control, (i) no stock option or stock appreciation right shall vest and become exercisable earlier than one year from the date of grant, and (ii) no award of restricted stock or stock units payable in shares shall vest earlier than one year from the date of grant, except that an award of restricted stock or stock units that vests based solely on continued service shall not vest earlier than three years from the date of grant.

Summary of the Plan

      The principal features of the 2004 Equity Incentive Plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the New Plan is set forth in Exhibit B to this Proxy Statement.

      Plan Administration. The New Plan is administered by the Compensation and Management Succession Committee (the “Compensation Committee”), which is composed of individuals who are “non-employee directors” (as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). All of the members of the Compensation Committee meet the New York Stock Exchange standards for director independence. The Compensation Committee has authority to, among other things:

•	Interpret and administer the New Plan;

•	Make rules and regulations relating to the administration of the New Plan; and

•	Make any other determinations and take any other action that it deems necessary or desirable for the administration of the New Plan.

      Decisions of the Committee or another person delegated responsibilities under the New Plan shall be final, conclusive and binding on all persons.

      Stock Subject to the Plan. The New Plan authorizes the issuance of up to 8 million shares of Common Stock. If any shares that are subject to an award under the plan are forfeited, are cancelled, expire, lapse or otherwise terminate without the issuance of such shares, those shares will again be available for grant under the New Plan. The shares issued under the New Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares or shares held in trust for issuance under the New Plan.

      Grants under the New Plan generally will reduce the shares available for award under the New Plan on a one-for-one basis. Grants of restricted stock, stock units payable in shares, performance shares, performance units payable in shares or other full value share awards will reduce the shares available for award under the New Plan on a 2.5 to 1 basis (i.e., for each share of such awards granted under the New Plan, the number of shares available for award will be decreased by 2.5 shares). If any such shares subject to this special rule are subsequently reacquired by the Company under the terms of the New Plan as a result of the expiration, termination or cancellation of the related award, or otherwise, then the shares authorized for issuance will be increased by 2.5 shares for each such share reacquired by the Company.

      Limitations. Subject to adjustment as provided in the New Plan, no participant shall be eligible to receive in any one calendar year awards relating to more than 1 million shares of our Common Stock.

      Eligibility. As an “omnibus” plan intended to replace the various different types of plans used by the Company in the past, the 2004 Equity Incentive Plan permits awards to employees, officers, consultants, agents, advisors, independent contractors and other persons who render or who have rendered bona fide services to the Company or its affiliates.

      Awards. The New Plan provides for the grant of options (including non-statutory options), stock appreciation rights, restricted stock, stock units, performance shares, performance units, dividend equivalents, cash-based awards or other incentives payable in shares of Common Stock or cash as may be designated under the New Plan.

      Options. Incentive stock options and nonqualified stock options may be granted under the New Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Committee. The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted. Fair market value generally means the closing price for the Company’s Common Stock on the New York Stock Exchange on the date of grant. The Plan provides that the term of an option cannot exceed ten years, and that no option will become fully exercisable in less than one year after the date of grant. Incentive stock options must comply in all respects with the provisions of Section 422 of the Internal Revenue Code.

      Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive payment from the Company in an amount determined by multiplying the difference between the fair market value of the shares on the date of exercise and the fair market value on the date of grant by the number of shares subject to the award. The terms of any grant of stock appreciation rights generally are determined by the Committee. Stock appreciation rights may be granted in tandem with an option or alone. The grant price of a tandem stock appreciation right is equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right is equal to the fair market value of the Common Stock on the grant date.

      Restricted Stock and Stock Units. Restricted stock and stock units reflect a right to receive shares of stock upon the satisfaction of certain terms, conditions and restrictions. Both may be issued under the Plan on such terms and conditions as the Plan permits and generally are subject to terms determined by the Committee. Stock unit awards may be paid in cash, stock, or a combination of cash and stock. Participants holding restricted stock or stock units may be permitted to receive dividends paid with respect to underlying shares or dividend equivalents, subject to such terms and conditions as may be applied.

      Performance Shares and Performance Units. A grant of performance shares entitles the recipient to payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions as specified in the grant. In lieu of shares, a cash payment may be made in an amount equal to the fair market value of the Common Stock otherwise to be awarded. A grant of performance units entitles the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified in the grant. In lieu of cash, actual shares of Common Stock of equivalent value may be paid upon vesting of the performance shares.

      The Committee shall determine the terms of any grants of performance units. The maximum amount earned during any calendar year under a performance unit by any employee subject to Section 162(m) of the Code may not exceed $10 million. Performance Units entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. The Committee, in its discretion, may substitute actual shares of our Common Stock for the cash payment otherwise required to be made to a participant pursuant to a performance unit.

      Performance Goals. Awards of restricted stock, stock units, performance shares, performance units and certain other awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including the following: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, and (u) strategic plan development and implementation (collectively, the “Performance Criteria”).

      Any performance criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to exclude any of the following extraordinary items: (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, (e) asset write-downs, (f) litigation or claim judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting

Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

      Other Stock or Cash-Based Awards. Subject to the terms and conditions of the Plan, other incentives payable in cash or in shares of Common Stock may be awarded if determined to be in the best interests of the Company.

      Tax Withholding. The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms and conditions are met.

      Assignability. Awards granted under the Plan are generally not transferable or assignable. except by will or the laws of descent and distribution. However, participants may be permitted to assign or transfer an award to the extent allowed by the Compensation Committee in its discretion and subject to Section 422 of the Internal Revenue Code.

      Adjustments. In the event a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities that may be issued to an individual in any one calendar year; (iii) the maximum number and kind of securities that may be made subject to the different types of awards available under the Plan; and (iv) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

      Change in Control. The Committee may provide that, in the event of a Change in Control (as defined in the Plan), (i) each outstanding option shall fully vest and then terminate upon the Change in Control, (ii) outstanding options shall terminate upon consummation of a Change in Control and each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the acquisition price of the Company’s Common Stock multiplied by the number of shares of common stock subject to such outstanding options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such options, or (iii) options shall be assumed or an equivalent option or right shall be substituted by the successor company.

      With respect to restricted stock in the event of a Change in Control, the Committee may provide that (i) the vesting of shares subject to restricted stock shall accelerate, or (ii) if unvested options are to be assumed or substituted by a successor company without acceleration upon the occurrence of a Change in Control, the terms and conditions of unvested restricted stock shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards.

      With respect to other awards, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control of the Company, to take such further action as it determines to be necessary or advisable with respect to awards.

      Amendment and Termination. The Plan may be amended, suspended or terminated by the Board of Directors or the Compensation Committee, subject to applicable law, regulation or stock exchange rule, including those that would require shareholder approval for amendment or change. The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding award may not, without the participant’s consent, materially adversely affect any rights under any award.

      Unless sooner terminated as provided in the Plan, the Plan shall terminate ten years after approval by the shareholders. Termination would not affect grants and awards then outstanding.

      Deferral. The Committee may permit or require a participant to defer receipt of the payment of any award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

      Effective Date. The Plan shall become effective immediately following shareholder approval.

      Federal Income Tax Consequences. The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

      Non-Qualified Options. A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the difference between (i) one share of stock valued at the closing price on the day the option is exercised and (ii) the exercise price of one share, times the number of shares exercised.

      To the extent the participant elects to defer the receipt of the shares issuable upon the exercise of a non-qualified option, to the extent the participant does so pursuant to an irrevocable election made sufficiently in advance of the exercise date to satisfy IRS guidelines, such exercise should not be taxable. Rather, taxation should be postponed until the deferred amount becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. The tax law is not settled with respect to option deferrals and there is no guarantee that the IRS will not seek to challenge this treatment, or how a court might rule.

      The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time and in the same amount.

      The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Stock Appreciation Rights (SARs). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Restricted Stock. The tax consequences of a grant of restricted stock depends upon whether or not a participant elects under Section 83(b) of the Code to be taxed at the time of the grant.

      If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the restricted stock lapse, the participant will recognize ordinary income equal to the value (determined on the lapse date) of the restricted stock.

      If the election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of the stock at that time, determined without regard to any of the restrictions. If the restricted stock is forfeited before the restrictions lapse, the participant will generally be entitled to no deduction on account thereof.

      The participant will be subject to income tax withholding at the time when the ordinary income (including any dividends taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      A subsequent sale of restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the stock. The capital gains will be taxable as long-term capital gains if the participant held the stock for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

      Stock Units. A participant will not have taxable income upon the grant of a stock unit. Rather, taxation will be postponed until the stock becomes payable which will be either immediately following the lapse of the restrictions on the stock units or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

      The participant will be subject to income tax withholding at the time when the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Performance Unit and Performance Share Awards. A participant will not have taxable income upon the grant of a performance unit or a performance share award. Rather, taxation generally will be postponed until vesting of such awards (i.e., generally upon satisfaction of the applicable performance goals). At that time, the participant will recognize ordinary income equal to the value of any cash or property then payable. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      Other Stock-Based Awards. The tax treatment of other stock-based awards will depend on the type of award. As a general rule, taxation generally will be imposed at the time of vesting of such an award, and ordinary income will generally equal the fair market value of the award at the time of vesting. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      Other. In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

      Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the Company.

New Plan Benefits

      The future benefits or amounts that would be received under the New Plan by executive officers, nonexecutive directors and nonexecutive officer employees are discretionary and are therefore not determina-

ble at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the New Plan had been in effect cannot be determined.

Miscellaneous

      If the 2004 Equity Incentive Plan is not approved by shareholders, the Company’s Existing Plans will not be canceled and the Board of Directors will consider other alternatives for performance-based compensation.

      The 2004 Equity Incentive Plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of the Board of Directors

      The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the 2004 Equity Incentive Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE CALLAWAY GOLF COMPANY 2004 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 — PROPOSAL TO APPROVE THE AMENDMENT

AND RESTATEMENT OF THE CALLAWAY GOLF COMPANY
EMPLOYEE STOCK PURCHASE PLAN

General

      On May 5, 1999, the shareholders approved the adoption of the Callaway Golf Company 1999 Employee Stock Purchase Plan. A total of 2,000,000 shares of Common Stock were reserved for issuance under the plan. As of the day after the most recent purchase made under this plan, February 1, 2004, approximately 222,000 shares remained available for issuance. Based on the purchases made by employees since the introduction of this plan, the Company anticipates all remaining shares under this plan will be purchased in the year 2004.

      The Company desires to continue making available to its employees the benefit represented by an appropriate employee stock purchase plan. Accordingly, on March 26, 2004, the Compensation and Management Succession Committee authorized the amendment and restatement, subject to shareholder approval, of the renamed Callaway Golf Company Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The amendment and restatement of the Purchase Plan authorizes an additional 4 million shares for a total of 6 million shares (including the 2 million shares previously approved by the shareholders) of Common Stock to be reserved for issuance under the Purchase Plan, shortens the maximum duration of an offering period from two years to one year, and makes certain administrative changes to the Purchase Plan.

      There are approximately 2,900 employees who will be eligible to participate in the Purchase Plan.

Summary of the Purchase Plan

      A description of the principal features of the Purchase Plan is set forth below.

      Purpose. The purpose of the Purchase Plan is to maintain a competitive equity compensation program to attract, motivate, retain and compensate present and future employees of the Company and certain of its subsidiaries and to provide an incentive for employees of the Company to acquire a proprietary interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the employees and the shareholders.

      Administration. The Purchase Plan is administered by a committee (the “Committee”) appointed by the Board consisting of not less than two members of the Board who are not officers or employees of the Company or any of its subsidiaries. The Committee shall be composed in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934. All questions of interpretation of the Purchase Plan are determined by the Committee, whose decisions are final and binding upon all participants. The Committee may delegate any of its duties under the Purchase Plan to the Company’s Chief Executive Officer.

      Eligibility. Subject to certain limitations imposed by Section 423 of the Code, any person who is employed by the Company (or any of its majority-owned subsidiaries that are not excluded from participation by the Committee) for at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan, provided that the employee has been continuously employed for six (6) months on the first day of an offering period. Eligible employees will become participants in the Purchase Plan by delivering to the Company an enrollment agreement authorizing payroll and/or bonus deductions prior to the applicable offering period, unless another time for filing the enrollment agreement is set by the Committee for all eligible employees with respect to a given offering period.

      Offering Dates. The Purchase Plan is to be implemented through a series of 12-month offering periods with a new offering period commencing on each February 1 and August 1 during the term of the Purchase Plan. The Committee may later change the duration of the offering periods without shareholder approval. The last day of each six-month exercise period during each offering period under the Purchase Plan, i.e., each July 31 and January 31, will be an exercise date under the Purchase Plan.

      Purchase Price. The purchase price per share at which shares are sold under the Purchase Plan shall be equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of the applicable 12-month offering period or 85% of the fair market value of the Common Stock on each exercise date of the option. The Committee may increase the percentage rate above 85%; however, it may never be less than 85% (i.e., the discount may never be greater than 15%). The fair market value of the Common Stock on a given date will be the closing price of the Common Stock on the New York Stock Exchange as of such date.

      Payment of Purchase Price; Payroll Deductions/ Bonus Contributions/ Commissions. The purchase price of the shares will be accumulated by payroll and/or bonus deductions during an offering period and, if permitted by the Committee, commission deductions. The payroll deductions (and, if allowed, commission deductions) may be any whole percentage amount between 1% and 15% of a participant’s eligible compensation (or, if applicable, commissions) on each payroll date during the offering period. For purposes of the Purchase Plan, eligible compensation is defined to include the participant’s full base salary, wages, overtime pay and shift differentials, but excludes any bonuses and any payments by the Company or its subsidiaries to any pension or profit sharing plan, fringe benefits and certain other forms of extraordinary pay. A participant also may designate all or some bonus pay to be contributed to the Purchase Plan.

      A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. In addition, a participant may, but generally no more than two times in any calendar year and subject to certain other restrictions in the Purchase Plan, reduce or increase the rate of payroll deductions. Payroll deductions will commence on the first payday following the offering date, and will continue at the same rate until the end of the offering period unless the participant terminates participation in the Purchase Plan or reduces or increases the rate of the payroll deductions.

      In the event that the purchase price per share of Common Stock at the beginning of any offering period is less than the purchase price per share of Common Stock at the beginning of any prior offering period which has not yet ended, the Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the new offering period at the same payroll deduction rate.

      Grant of Options. Currently, on the first day of each offering period, each eligible employee will be granted an option to purchase, on each exercise date during the offering period, a number of shares of Common Stock determined by dividing the participant’s eligible Purchase Plan contributions accumulated prior to such exercise date by the purchase price.

      Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under the Purchase Plan in any calendar year.

      Exercise of Options. Unless a participant withdraws from the Purchase Plan, such participant’s option to purchase shares will be exercised automatically on each exercise date of the offering period to purchase the maximum number of shares (including, except as otherwise provided by the Committee, fractional shares) that may be purchased at the exercise price with the accumulated payroll and bonus deductions in the participant’s account.

      Withdrawal. A participant’s interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. The failure to remain in the continuous employ of the Company or its majority-owned subsidiaries so as to maintain eligibility status under the Purchase Plan (i.e., to continue to work for at least 20 hours per week) during an offering period will be deemed to be a withdrawal from that offering.

      Capital Changes. In the event any change is made in the Company’s capitalization, such as a reorganization, restructuring, reclassification, stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock or a change of Common Stock into, or an exchange of Common Stock for, a different number or kind of shares, the Committee may authorize appropriate adjustments to be made to the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of a dissolution or liquidation of the Company, any options outstanding under the Purchase Plan will terminate unless the Committee otherwise determines.

      Non-transferability. Options to purchase Common Stock under the Purchase Plan may not be transferred by a participant and may be exercised during a participant’s lifetime only by the participant.

      Brokerage Account. The Committee may require an employee to hold shares of Common Stock purchased under the Purchase Plan with a designated broker until the earlier of (i) when the employee sells the shares or (ii) two years after the beginning of the Offering Period with respect to which the shares of Common Stock were purchased.

      Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

Tax Information

      The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. This discussion is based on the Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rules and practices in effect on the date of this Proxy Statement. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. Payroll deductions under the Purchase Plan will be subject to income tax and the normal tax withholding rules.

      If the shares have been held by the participant for more than two years after the date of option grant (i.e., the beginning of the applicable Offering Period) and more than one year after the transfer of the shares to the participant pursuant to the exercise of the option (i.e., the applicable exercise date), the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price for the shares or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price for the shares (determined based on the fair market value of the Common Stock on that date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

      The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one year after the transfer of the shares to the participants.

      The foregoing brief summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete and reference should be made to the applicable provisions of the Code and other legal authority. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, nor does it address estate taxes, gift taxes, or any type of tax other than federal income tax.

Participation in Purchase Plan by Executive Officers and Other Employees

      Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required

      The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the Purchase Plan. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CALLAWAY GOLF COMPANY EMPLOYEE STOCK PURCHASE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2003.

ANNUAL REPORT

      A copy of the Company’s 2003 Annual Report, including financial statements, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement.

      A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTN: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

SHAREHOLDER PROPOSALS

      If a shareholder desires to nominate someone for election to the Board of Directors at, or to bring any other business before, the 2005 annual meeting of shareholders, then in addition to any other applicable requirements, such shareholder must give timely written notice of the matter to the Secretary of the Company. To be timely, written notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of this year’s 2004 Annual Meeting of Shareholders, provided, however, that in the event that the date of the 2005 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Secretary not more than 120 days prior to the 2005 annual meeting and not less than (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2005 annual meeting. Any such notice to the Secretary must include all of the information specified in the Company’s Bylaws.

      If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2005 annual meeting of shareholders, then, in addition to the notices required by the immediately preceding paragraph and in addition to other applicable requirements (including certain rules and regulations promulgated by the Securities and Exchange Commission), the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 17, 2004, provided, however, that if the date of the 2005 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting (i.e., the 2004 Annual Meeting of Shareholders), then such notice must be received by the Secretary of the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2005 annual meeting.

OTHER MATTERS

      Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the proxy will vote all proxies given to them in accordance with the recommendation of the Board of Directors.

      Each shareholder is urged to return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, ATTN: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Steven C. McCracken
Secretary

Carlsbad, California

April 16, 2004

Exhibit A

CALLAWAY GOLF COMPANY

Audit Committee Charter

      1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. Each member shall serve on the committee at the pleasure of the Board of Directors and may be removed by the Board at any time with or without cause. For purposes hereof, “independent” shall mean a director who has no material relationship to the Company and who otherwise meets the New York Stock Exchange requirements of “independence.”

      Each member of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise. All determinations regarding the independence and other qualifications of a Board member to serve on the Audit Committee shall be made in the Board’s judgment.

      2. Purpose. The purpose of the Audit Committee shall be (i) to assist the Board of Directors in discharging its oversight responsibility relating to (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, (b) the Company’s outside auditors, including their qualifications, performance and independence, (c) the performance of the Company’s internal audit function and (d) the Company’s compliance with legal and regulatory requirements and (ii) to prepare the Audit Committee report that is required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      3. Duties and Responsibilities. In furtherance of the purpose of the Audit Committee, the Audit Committee shall have the following specific duties and responsibilities:

(i) Review and discuss with the outside auditors (a) the scope of the annual audit, the results of the annual audit examination by the auditors, and any problems or difficulties the auditors encountered in the course of their audit work, including management’s responses to any issues and any restrictions on the scope of the outside auditors’ activities or on access to requested information, and any significant disagreements with management and (b) any reports of the outside auditors with respect to interim periods.

(ii) Review and discuss with management and the outside auditors the annual audited and quarterly financial statements of the Company, including (a) an analysis prepared by management or the outside auditors setting forth any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods on the financial statements, (b) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements, (c) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the Securities and Exchange Commission, including accounting policies that may be regarded as critical and (d) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations. The Audit Committee shall receive reports from the outside auditor as required by rules of the Securities and Exchange Commission.

(iii) Review and discuss the Company’s corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(iv) In its capacity as a committee of the Board, be directly responsible, and have the sole authority, for all matters relating to the Company’s outside auditors, including the appointment, compensation, evaluation, retention and termination of the Company’s outside auditors. In this regard, the outside auditors shall report directly to the Audit Committee.

(v) Approve all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditor. The Audit Committee shall approve the fees and the other terms of each such engagement. By approving the audit engagement, an audit service within the scope of the engagement

A-1

shall be deemed to have been pre-approved. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant such pre-approvals.

(vi) Consider, at least annually, the independence of the outside auditors, including whether the outside auditors performance of permissible non-audit services is compatible with the auditors’ independence, and obtain and review a report by the outside auditors describing any relationships between the outside auditors and the Company or any other relationships that may adversely affect the independence of the auditors. The Audit Committee shall have the sole authority to approve any significant non-audit relationship with the outside auditors. The Audit Committee shall establish policies for the hiring of employees and former employees of the outside auditor.

(vii) At least annually, obtain and review a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.

(viii) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program. The Audit Committee shall also review and discuss the adequacy and effectiveness of the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management.

The Company’s principal internal auditor shall functionally report directly to the Audit Committee.

(ix) Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(x) Review material pending legal proceedings involving the Company and other material contingent liabilities.

(xi) Review and discuss the Company’s policies with respect to risk assessment and risk management. Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct policies, including review of related party transactions and other conflict of interest issues.

(xii) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xiii) Evaluate annually the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

(xiv) Perform such other duties and responsibilities as are consistent with the purpose of the Audit Committee or as may be assigned from time to time by the Board.

      4. Outside Advisors. The Audit Committee shall have the authority to retain at the expense of the Company such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

      5. Meetings. The Audit Committee shall meet or otherwise take action as often as may be deemed necessary or appropriate in its judgment (but in any event at least four times per year), either in person, telephonically or by written consent. The Audit Committee shall periodically (but no less than annually) meet separately in executive sessions with each of management, the principal internal auditor of the Company and the outside auditors. The Audit Committee shall report regularly to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum. Every act done or decision made by a majority of the members of the Audit Committee present at a duly held meeting at which a quorum is present shall be regarded as the act of the Audit Committee, subject to the provisions of the Company’s Certificate of Incorporation or Bylaws and subject to applicable laws or regulations.

A-2

Exhibit B

CALLAWAY GOLF COMPANY

2004 EQUITY INCENTIVE PLAN

SECTION 1.     PURPOSES OF THE PLAN

      The Callaway Golf Company 2004 Equity Incentive Plan (the “Plan”) is established to (a) promote the long-term interests of Callaway Golf Company (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants, agents, advisors, independent contractors and other persons who provide valuable services to the Company, (b) encourage such persons to hold an equity interest in the Company and (c) enhance the mutuality of interest between such persons and shareholders in improving the value of the Company’s common stock. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.

SECTION 2.     DEFINITIONS

      As used in the Plan:

      “Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable upon consummation of a Change in Control in respect of a share of Common Stock.

      “Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

      “Board” means the Board of Directors of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” has the meaning set forth in Section 3.1.

      “Common Stock” means the common stock, $0.01 par value, of the Company.

      “Company” means Callaway Golf Company, a Delaware corporation.

      “Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

      “Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code, or any successor provision.

      “Effective Date” has the meaning set forth in Section 18.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

      “Extraordinary Items” means (a) extraordinary, unusual and/or nonrecurring items of gain or loss, (b) gains or losses on the disposition of a business, (c) changes in tax or accounting regulations or laws, or (d) the effects of a merger or acquisition, (e) asset write-downs, (f) litigation or claim judgments or settlements, (g) any accruals for reorganization and restructuring programs, and (h) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, all of which must be identified in the audited financial statements, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report.

      “Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

      “Grant Date” means the effective date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

      “Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

      “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

      “Option” means a right to purchase Common Stock granted under Section 7.

      “Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

      “Performance Criteria” has the meaning set forth in Section 11.1.

      “Performance Share” has the meaning set forth in Section 10.1.

      “Performance Unit” has the meaning set forth in Section 10.2.

      “Plan” means this Callaway Golf Company 2004 Equity Incentive Plan.

      ”Related Company” means (a) any entity that directly or indirectly controls, or is controlled by, or is under common control with, the Company or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

      “Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

      “Securities Act” means the Securities Act of 1933, as amended from time to time.

      “Stock Appreciation Right” has the meaning set forth in Section 8.1.

      “Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

      “Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change in Control.

      “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, disability or retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Committee, whose determinations shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

SECTION 3.     ADMINISTRATION

3.1     Administration of the Plan

      The Plan shall be administered by the Compensation and Management Succession Committee of the Board, or any successor thereto (the “Committee”). The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding. Notwithstanding the foregoing, the Board or the Committee may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent consistent with applicable law, the Board or the Committee may delegate to one or more senior executive officers of the Company the authority to grant Awards to designated classes of eligible persons, within limits specifically prescribed by the Board or the Committee, as applicable; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to the reporting requirements of Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or officer to whom the Board or the Committee has delegated authority to administer the Plan.

3.2     Administration and Interpretation by Committee

      Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to (a) select the eligible persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any person eligible to receive an Award hereunder.

SECTION 4.     STOCK SUBJECT TO THE PLAN

4.1     Authorized Number of Shares

      Subject to adjustment from time to time as provided in Section 15, the maximum number of shares of Common Stock available for issuance under the Plan shall be 8,000,000 shares. The number of shares authorized for issuance under this Plan shall be decreased by 2.5 shares for each share issued pursuant to full value share Awards that are Restricted Stock, Stock Units, Performance Shares, Performance Units or any other full value share awards (excluding Options, Stock Appreciation Rights or any other non-full value share awards). Likewise, if any such shares are issued in respect of full value share awards and subsequently reacquired by the Company under the terms of this Plan as a result of the expiration, termination or cancellation of the related Award, or otherwise, then the shares authorized for issuance will be increased by 2.5 shares for each share reacquired by the Company under the terms of the Plan.

4.2     Share Usage

      (a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. The following items shall not be counted against the total number of shares available for issuance under the Plan: (i) the payment in cash of dividends or dividend equivalents; (ii) any Award that is settled in cash rather than by issuance of Common Stock and (iii) any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Stock Units, Performance Shares or Performance Units. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company or shares held in trust for issuance under the Plan.

      (b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

      (c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15; and provided, further, that for purposes of Section 4.3, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

4.3     Limitations

      Subject to adjustment as provided in Section 15, no Participant shall be eligible to receive in any one calendar year Awards relating to more than 1,000,000 shares of Common Stock.

SECTION 5.     ELIGIBILITY

      An Award may be granted to any employee or officer of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor, independent contractor or other person who renders or who has rendered bona fide services to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.     AWARDS

6.1     Form and Grant of Awards

      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award. The provisions governing Awards need not be the same with respect to each recipient.

6.2     Evidence of Awards

      Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.

6.3     Deferrals

      The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

SECTION 7.     OPTIONS

7.1     Grant of Options

      The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options shall vest and be fully exercisable as may be determined by the Committee, provided that in no event shall Options vest and be fully exercisable at any time earlier than one year from the Grant Date except as may be specifically provided as a result of acceleration upon a Change in Control, Termination of Service or other event providing for accelerated vesting.

7.2     Option Exercise Price

      The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock for the Grant Date, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of an outstanding Option.

7.3     Term of Options

      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall be greater than ten years from the Grant Date.

7.4     Exercise of Options

      The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company or its designee of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5     Payment of Exercise Price

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 13 of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include

(a) cash;

(b) check or wire transfer;

(c) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation;

(d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise; or

(e) such other consideration as the Committee may permit in its sole discretion.

7.6     Post-Termination Exercises

      (a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

      (b) A Participant’s change in status from an employee to a consultant, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company, or a change in status from a consultant, agent, advisor, independent contractor or other person who renders bona fide services to the Company or any Related Company to an employee, shall not be considered a Termination of Service for purposes of this Section 7.

7.7     Incentive Stock Options

      The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

SECTION 8.     STOCK APPRECIATION RIGHTS

8.1     Grant of Stock Appreciation Rights

      The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. A SAR may be granted in tandem with an Option or alone (“freestanding”). Subject to the other provisions of this Section 8, freestanding SARs shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 7 of the Plan. The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock for the Grant Date. A SAR may be exercised upon such terms and conditions and for the term as the Committee may determine, in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee but in no event shall be greater than ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2     Payment of SAR Amount

      Upon the exercise of a SAR, a Participant shall, subject to the provisions of Section 13, be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in shares of Common Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 9.     RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Restricted Stock and Stock Units

      The Committee may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any of the Performance Criteria set forth in Section 11.1), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

      In no event shall an Award of Restricted Stock or Restricted Stock Units payable in shares vest sooner than one year after the date of grant, except that an Award of Restricted Stock or Restricted Stock Units that vests based solely on continued status as an employee or other status requiring continued services to the Company shall not vest sooner than three years after the date of grant. Notwithstanding the foregoing, the Committee may accelerate vesting of any Award in the event of a Participant’s Termination of Service or a Change in Control.

9.2	Issuance of Shares

      Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant and (b) Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3	Dividends and Distributions

      Participants holding shares of Restricted Stock or Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

9.4	Waiver of Restrictions

      Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Stock Unit intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10.     PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1	Grant of Performance Shares

      The Committee may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall, subject to the provisions of Section 13, entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Covered Employee. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

10.2	Grant of Performance Units

      The Committee may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall, subject to the provisions of Section 13, entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Covered Employee, and the maximum amount earned by such Covered Employee in any calendar year shall not exceed 10,000,000. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit.

SECTION 11.     PERFORMANCE GOALS

11.1	Awards Subject to Performance Goals

      Awards of Restricted Stock, Stock Units, Performance Shares, Performance Units and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, including but not limited to the S&P 500 Index or S&P 400 mid-cap Index and (u) strategic plan development and implementation (collectively, the “Performance Criteria”).

11.2	Use and Calculation of Performance Criteria

      Any Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. The Committee may appropriately adjust any evaluation of performance under the Performance Criteria to exclude any Extraordinary Items. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Committee shall certify the extent to which any such Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock). The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the satisfaction of any Performance Criteria.

SECTION 12.     OTHER STOCK OR CASH-BASED AWARDS

      In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

SECTION 13.     WITHHOLDING

13.1	Payment of Taxes

      The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

13.2	Form of Payment

      The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock), having a Fair Market Value equal to the tax withholding obligations, (d) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (e) entering into such other arrangement as is acceptable to the Committee in its discretion. The value of any shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes.

SECTION 14.     ASSIGNABILITY

      No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award. Notwithstanding any other provision hereof and to the extent permitted by Section 422 of the Code to the extent applicable, the Committee or its delegate may honor a domestic relations order that requires transfer of an Award in connection with a Participant’s divorce.

SECTION 15.     ADJUSTMENTS

15.1	Adjustment of Shares

      (a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (C) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (D) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

      (b) The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

      (c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

      To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Options and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Change in Control

15.3.1	Options

      In the event of a Change in Control, except as otherwise provided in the instrument evidencing an Option or in any other written agreement between a Participant and the Company or a Related Company, each outstanding Option shall terminate, provided that, immediately prior to any such Change in Control, the vesting of all Options held by a Participant shall accelerate and the Participant shall have the right to exercise his or her Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Option have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Options shall terminate upon consummation of such Change in Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Options. Also notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of stock of the

Successor Company the holders of shares of Common Stock receive in such Change in Control, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

15.3.2	Restricted Stock

      In the event of a Change in Control, except as otherwise provided in the instrument evidencing the Award and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Change in Control. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Change in Control, the terms and conditions of the foregoing Awards shall continue with respect to shares of the Successor Company that may be issued in exchange or upon settlement of such Awards, and the number of shares subject to such assumed or substituted restricted stock awards shall be adjusted in the same manner as provided in Section 15.3.1 for Options.

15.4	Further Adjustment of Awards

      Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	Limitations

      The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	No Fractional Shares

      In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16.     AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination of the Plan

      The Board or the Committee of the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

16.2	Term of the Plan

      (a) Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (i) the adoption of the Plan by the Board and (ii) the Effective Date.

      (b) After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3	Consent of Participant

      The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15.1 through 15.4 shall not be subject to these restrictions.

SECTION 17.     GENERAL

17.1     No Individual Rights

      (a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

      (b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

17.2     Issuance of Shares

      (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

      (b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

      (c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3     Indemnification

      (a) Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

      (b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17.4     No Rights as a Shareholder

      Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5     Compliance With Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

17.6     Participants in Other Countries

      The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

17.7     No Trust or Fund

      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8     Successors

      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9     Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10     Choice of Law

      The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

SECTION 18.     EFFECTIVE DATE

      The Plan shall become effective (the “Effective Date”) immediately following shareholder approval of the Plan.

Exhibit C

CALLAWAY GOLF COMPANY

EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated Effective as of the Date of Shareholder Approval of the Plan)

      The Callaway Golf Company Employee Stock Purchase Plan (the “Plan”) (formerly the Callaway Golf Company 1999 Employee Stock Purchase Plan) is hereby amended and restated as follows.

1.	Definitions

      As used in the Plan the following terms shall have the meanings set forth below:

      “Applicable Percentage” means the percentage used to determine the Exercise Price of shares with respect to a given Offering Period as determined by the Committee pursuant to Section 9 below.

      “Board” means the Board of Directors of the Company.

      “Bonus Compensation” means, with respect to each Participant for each calendar year or other period with respect to which a cash bonus is payable to such Participant, the amount of the cash bonus payable to such Participant for such calendar year or other period. Except as otherwise determined by the Committee, Bonus Compensation does not include:

(i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan, deferred compensation plan, or other similar plan;

(ii) any automobile or relocation allowances (or reimbursement for any such expenses); or

(iii) any amounts paid as a starting bonus or finder’s fee.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the committee appointed by the Board to administer the Plan as described in Section 4 below.

      “Common Stock” means the Common Stock, $0.01 par value, of the Company.

      “Company” means Callaway Golf Company, a Delaware corporation.

      “Continuous Employment” means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      “Eligible Employee” means, subject to limitations imposed by Section 423(b) of the Code, any Employee who is Continuously Employed by the Company or a Participating Subsidiary during the six (6) month period ending on a Grant Date. Each Employee who is an Eligible Employee as of a Grant Date shall be eligible to participate in the Plan for the Offering Period beginning on that Grant Date.

      “Eligible Regular Compensation” means, with respect to each Participant for each pay period, except as otherwise determined by the Committee, the full base salary, wages, overtime pay and shift premiums paid to such Participant by the Company or a Participating Subsidiary, and does not include:

(i) bonuses,

(ii) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation,

(iii) any automobile or relocation allowances (or reimbursement for any such expenses),

(iv) any amounts paid as a starting bonus or finder’s fee,

(v) commissions,

(vi) any amounts realized from the exercise of qualified or non-qualified stock options,

(vii) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out of credits generated under a plan qualified under Code Section 125, or

(viii) other similar forms of extraordinary compensation.

      “Employee” means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Participating Subsidiaries.

      “ESPP Broker” has the meaning set forth in Section 17.

      “Exercise Date” means each July 31 and January 31 during each Offering Period.

      “Exercise Period” means a period commencing on February 1 and terminating on the following July 31, or commencing on August 1 and terminating on the following January 31.

      “Exercise Price” means the price per share of shares offered in a given Offering Period determined as provided in Section 9 below.

      “Fair Market Value” means, with respect to a share of Common Stock as of any Grant Date or Exercise Date, the closing price of such Common Stock on the New York Stock Exchange on such date, as reported in the Wall Street Journal or any other reliable source. In the event that such a closing price is not available for a Grant Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the closing price of a share of the Common Stock on the New York Stock Exchange on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

      “Grant Date” means the first day of each Offering Period.

      “Offering Period” means a period of twelve (12) months during which an option granted pursuant to the Plan may be exercised. A new Offering Period shall begin on each February 1 and August 1.

      “Participant” means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 6 below.

      “Participating Subsidiary” means any Subsidiary other than a Subsidiary excluded from participation in the Plan by the Committee, in its sole discretion.

      “Plan” means this Callaway Golf Company Employee Stock Purchase Plan.

      “Plan Contributions” means, with respect to each Participant, the payroll deductions and bonus deductions withheld from the Eligible Regular Compensation, commissions and/or Bonus Compensation, respectively, of such Participant and contributed to the Plan for such Participant as provided in Section 7 of the Plan, and any other amounts contributed to the Plan for such Participant in accordance with the terms of the Plan.

      “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or any successor thereto.

2.	Purpose of the Plan

      The purpose of the Plan is to maintain a competitive equity compensation program to attract, motivate, retain and compensate present and future employees of the Company and its Participating Subsidiaries and to provide incentive for such employees to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock, and therefore more closely align the interests of the employees and the shareholders. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that Section of the Code.

3.	Shares Reserved for the Plan

      There shall be reserved for issuance and purchase by Employees under the Plan an aggregate of 6 million shares of Common Stock, subject to adjustment as provided in Section 14 below. Shares of Common Stock subject to the Plan may be newly issued shares, shares reacquired in private transactions or open market purchases, or shares held in trust for issuance under the Plan. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

4.	Administration of the Plan

      (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. The Committee shall consist of not less than two (2) members of the Board who are not officers or employees of the Company or of any of its Subsidiaries and the composition of the Committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The Committee may delegate any of its duties hereunder to the Company’s Chief Executive Officer and, in such case, any reference to the Committee shall also be deemed to include the Chief Executive Officer.

      (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

5.	Offering Periods

      The Plan shall be implemented by consecutive Offering Periods. Each Offering Period shall consist of two (2) consecutive Exercise Periods of approximately six (6) months duration. The Committee shall have the power to change the duration and/or the frequency of Offering Periods or Exercise Periods with respect to future offerings without shareholder approval.

6.	Election to Participate in the Plan

      (a) Each Eligible Employee may elect to participate in an Offering Period under the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Grant Date of such Offering Period, unless another time for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Offering Period. An Eligible Employee may participate in an Offering Period only if, as of the Grant Date of such Offering Period, such Employee is not participating in any prior Offering Period that is continuing at the time of such proposed enrollment.

      (b) Except as otherwise determined by the Committee under rules applicable to all Eligible Employees, payroll deductions for a Participant shall commence on the first payroll date following the Grant Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11.

      (c) Unless a Participant elects otherwise prior to the Grant Date of the immediately succeeding Offering Period, an Eligible Employee who is participating in an Offering Period as of the last Exercise Date of such Offering Period (the “Prior Offering Period”) shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the expiration or termination of the Prior Offering Period.

      (d) The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period as of the last day of any Exercise Period (a “Termination Date”) and enroll such Participants in the new Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Grant Date for such new Offering Period is lower than the Exercise Price determined as of the Grant Date of the Offering Period for which the Participants’ participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period and (ii) to have authorized the same payroll deduction for such new Offering Period as would have been in effect for the terminated Offering Period had it not been terminated.

7.	Payroll Deductions/ Bonus Contributions

      (a) Except as authorized by the Committee pursuant to Section 7(c) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 15% (or such other percentage as determined by the Committee) of the Eligible Regular Compensation which the Participant receives on each payroll date during such Offering Period. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant’s Eligible Regular Compensation. In addition, if permitted by the Committee, a separate deduction may be made for commissions paid to salespersons, provided that such deductions shall be an amount of from 1% to 15% (or such other percentage as determined by the Committee) of commissions and shall be a whole percentage and may be made only at the beginning of each Offering Period. In addition, a Participant may designate on a designation form all or some portion of such Participant’s Bonus Compensation as a Plan Contribution. Elections for deduction amounts with respect to a Participant’s Bonus Compensation may be made at the beginning of each Offering Period.

      (b) A Participant may as of the beginning of any Exercise Period reduce or increase (subject to the limitations of Section 7(a) above) the rate of his or her Eligible Regular Compensation, Bonus Compensation or commission deductions by completing and filing with the Company prior to the first day of such Exercise Period a change notice in the form provided by the Company. In addition, a Participant may at any time during an Offering Period (but no more than once during each Exercise Period) reduce the rate of his or her Eligible Regular Compensation, Bonus Compensation or commission deductions by completing and filing with the Company a change notice in the form provided by the Company. Any such reduction in the rate of a Participant’s Eligible Regular Compensation, Bonus Compensation or commission deductions shall be effective as of the pay period specified by the Participant in the Participant’s change notice, but in no event sooner than as may practicably be implemented by the Company. Any increase in the rate of a Participant’s Eligible Regular Compensation, Bonus Compensation or commission deductions and, except as expressly provided above in this Section 7(b), any reduction in the rate of a Participant’s Eligible Regular Compensation, Bonus Compensation or commission deductions shall be effective only as of the first day of an Exercise Period.

      (c) Notwithstanding anything to the contrary in the foregoing, the Committee may permit Participants to make additional contributions to the Plan subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be held in Participants’ accounts and applied to the purchase of shares of Common Stock pursuant to options granted under this Plan in the same manner as payroll deductions contributed to the Plan as provided above.

      (d) All Plan Contributions made for a Participant shall be deposited in the Company’s general corporate account and shall be credited to the Participant’s account under the Plan. No interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Plan Contributions from any other corporate funds.

8.	Grant of Options

      (a) On the Grant Date of each Offering Period, subject to the limitations set forth in Sections 3 and 8(b) hereof, each Eligible Employee shall be granted an option to purchase on each Exercise Date during such Offering Period (at the Exercise Price determined as provided in Section 9 below) a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s Plan Contributions accumulated prior to such Exercise Date and retained in his or her account as of the Exercise Date by the Exercise Price determined as provided in Section 9 below.

      (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

9.	Exercise Price

      The Exercise Price of each of the shares offered in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Grant Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 100% reduced by such number of percentage points (if any), not in excess of fifteen (15), as the Committee shall determine. For example, if the Committee determines to allow the maximum reduction of fifteen (15) percentage points with respect to an Offering Period, the Applicable Percentage with respect to such Offering Period will be 85%. The Committee shall establish the Applicable Percentage with respect to a given Offering Period not less than fifteen (15) days prior to the Grant Date with respect to such Offering Period; provided, however, that in the event that the Committee does not so establish the Applicable Percentage with respect to an Offering Period, the Applicable Percentage with respect to such Offering Period shall be the same Applicable Percentage as was in effect with respect to the immediately preceding Offering Period.

10.	Exercise of Options

      Unless the Participant withdraws from the Plan as provided in Section 11 below, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares (including, except as otherwise provided by the Committee, fractional shares) subject to option will be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions credited to the Participant’s account under this Plan. Any amount remaining in the Participant’s account after such purchase shall be returned to the Participant.

11.	Withdrawal; Termination of Employment

      (a) A Participant may withdraw all but not less than all of the Plan Contributions credited to the Participant’s account under the Plan at any time by giving written notice to the Company. All of the Participant’s Plan Contributions credited to the Participant’s account will be paid to him or her as soon as administratively practical after receipt of the Participant’s notice of withdrawal, the Participant’s participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 6(a) hereof.

      (b) Upon termination of a Participant’s employment with the Company and/or its Participating Subsidiaries prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account will be returned to the Participant or, in the case of death, to the Participant’s estate, as soon as administratively practical, and the Participant’s options to purchase shares under the Plan will be automatically terminated.

      (c) In the event a Participant fails to maintain his or her status as an Employee during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the Plan Contributions credited to the Participant’s account will be returned to the Participant as soon as administratively practical, and the Participant’s options to purchase shares under the Plan will be terminated.

      (d) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in any succeeding Offering Periods or in any similar plan that may hereafter be adopted by the Company.

12.	Transferability

      Options to purchase Common Stock granted under the Plan are not transferable by a Participant and are exercisable during a Participant’s lifetime only by the Participant.

13.	Reports

      Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

14.	Adjustments Upon Changes in Capitalization

      (a) If the outstanding shares of Common Stock of the Company are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

      (b) In the event of the sale, merger, dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

      (c) In all cases, the Committee shall have full discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15.	Amendment of the Plan

      The Board may at any time, or from time to time, amend the Plan in any respect and for whatever reason; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto, including, without limitation, shareholder approval if required.

16.	Termination of the Plan

      The Plan and all rights of Employees hereunder shall terminate on the earliest of:

(a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

(b) such date as is determined by the Board in its discretion and for whatever reason; or

(c) the tenth anniversary of the date the Plan is approved by the Company’s shareholders pursuant to Section 19 hereof.

      In the event that the Plan terminates under circumstances described in Section 16(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis.

17.	Brokerage Account/ Notice of Disposition

      (a) If the Committee designates or approves one or more stock brokerage or other financial services firms (collectively, the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply if so determined by the Committee. Promptly following each Exercise Date, the number of shares of stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a sale of the shares of stock in his or her account at any time, but, in the absence of such a sale, the shares must remain in the Participant’s account at the ESPP Broker for a period of at least two (2) years after the beginning of the Offering Period (or, if later, one (1) year after the applicable Exercise Date) with respect to which the shares were purchased. With respect to shares of stock for which the two (2) year (or, if applicable, one (1) year) requirement described in the previous sentence has been satisfied, the Participant may move those shares to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of stock with respect to stock in a Participant’s account with the ESPP Broker shall be credited to such account.

      (b) By participating in the Plan, each Participant agrees to promptly give the Company notice of any stock disposed of within the later of one year from the Exercise Date and two years from the first day of the Offering Period for such stock, showing the number of such shares disposed of and the Exercise Date and Offering Period for such Stock. This notice shall not be required if and so long as the Committee has a designated ESPP Broker.

18.	Notices

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19.	Shareholder Approval

      This amendment and restatement of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the amended and restated Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is not obtained, the amended and restated Plan shall be null and void and shall have no effect.

20.	Conditions Upon Issuance of Shares

      (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

      (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

21.	Expenses of the Plan

      All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but any brokerage fees for the sale of shares by a Participant shall be borne by the Participant.

22.	No Employment or Shareholder Rights

      (a) The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

      (b) With respect to shares of stock subject to an option under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant’s option.

23.	Applicable Law

      This Plan and all matters hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware and applicable federal law.

APPENDIX A

Please mark here for Address Change or Comments	☐
SEE REVERSE
SIDE

THIS PROXY/ VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3.	I PLAN TO ATTEND THE MEETING	☐

1. ELECTION OF DIRECTORS: 01 Ronald A. Drapeau, 02 Samuel H. Armacost, 03 William C. Baker, 04 Ronald S. Beard, 05 John C. Cushman, III, 06 Yotaro Kobayashi, 07 Richard L. Rosenfield and 08 Anthony S. Thornley.

FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 25, 2004 and the Proxy Statement furnished with this card.

      2. Proposal to approve the Callaway Golf Company 2004 Equity Incentive Plan.

                    ☐ FOR               ☐ AGAINST               ☐ ABSTAIN

      3. Proposal to approve the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan.

                    ☐ FOR               ☐ AGAINST               ☐ ABSTAIN

4.	In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy revokes all proxies previously given.

— FOLD AND DETACH HERE —

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 pm Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ely Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

If the proxy is voted by Internet or by telephone, there is NO need to mail back the proxy card.

The Annual Report and Proxy Statement can be viewed on the Internet at www.callawaygolf.com/2004annualmeeting

AA-1

CALLAWAY GOLF COMPANY

      The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. McCRACKEN and BRADLEY J. HOLIDAY, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at the La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California 92009, on May 25, 2004, at 10:00 A.M. (PDT), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

      THIS PROXY/ VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/ VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY THE 401(K) PLAN SPONSORED BY CALLAWAY GOLF COMPANY, THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN AND IF YOU DO NOT SIGN AND RETURN THIS CARD, SUCH SHARES WILL BE VOTED BY THE TRUSTEE “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 20, 2004 WILL BE COUNTED.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

— FOLD AND DETACH HERE —

AA-2

APPENDIX B

April 16, 2004

TO:	PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

      The Company has issued shares of Callaway Golf Company Common Stock to a Grantor Stock Trust to fund benefits under, among other things, the above referenced stock plans. The Grantor Stock Trust will be entitled to vote 8,037,209 shares at the 2004 Annual Meeting of Shareholders. As a participant this past year in one or more of the stock plans, you have certain rights to direct the voting of these shares. Your voting rights are based upon the number of unexercised options you hold under the stock option plans and/or shares you purchased during the last twelve months under the Employee Stock Purchase Plan.

      To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Arrowhead Trust Incorporated, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON MAY 25, 2004, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE, HOWEVER, CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER MAY 20, 2004 WILL BE COUNTED.

      Your Board of Directors recommends a vote “FOR” all of the nominees for director set forth on the green Voting Instruction Card. Information concerning these nominees is set forth in the enclosed Proxy Statement.

      Your Board of Directors also recommends a vote “FOR” approval of the Callaway Golf Company 2004 Equity Incentive Plan and “FOR” approval of the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan.

      You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if as of March 26, 2004 you owned any shares of the Company’s Common Stock, either directly or indirectly through the Company’s 401(k) Plan, you will receive a separate mailing containing a white Proxy Card/Voting Instruction Card for these shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(K) PLAN PARTICIPANT IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE PROXY CARD/ VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE MATERIALS.

      As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company’s Legal Department where they will be reused or recycled.

      If you need further assistance, please contact Barb West at (760) 931-1771. Thank you for your cooperation.

Sincerely,

Ronald A. Drapeau
Chairman of the Board
and Chief Executive Officer

BB-1

APPENDIX C

CALLAWAY GOLF COMPANY

Stock Plan Participant Voting Instruction Card

TO:	Arrowhead Trust Incorporated, Trustee of the Callaway Golf Company Grantor Stock Trust

With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on May 25, 2004, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or 1999 Employee Stock Purchase Plan hereby directs Arrowhead Trust Incorporated, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED STOCK PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS INSTRUCTED BELOW. IF NO INSTRUCTIONS ARE INDICATED, SUCH VOTES WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1. ELECTION OF DIRECTORS

Nominees:	Ronald A. Drapeau, Samuel H. Armacost, William C. Baker, Ronald S. Beard, John C. Cushman, III, Yotaro Kobayashi, Richard L. Rosenfield and Anthony S. Thornley

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

(Continued and to be signed on other side)

CC-1

2. Proposal to approve the Callaway Golf Company 2004 Equity Incentive Plan.

      ☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3. Proposal to approve the amendment and restatement of the Callaway Golf Company Employee Stock Purchase Plan.

      ☐ FOR            ☐ AGAINST            ☐ ABSTAIN

In their discretion, Steven C. McCracken and Bradley J. Holiday, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 25, 2004, and the Proxy Statement furnished herewith.

Signature
Please sign exactly as name appears hereon.

Date _______________________________, 2004

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER MAY 20, 2004 WILL BE COUNTED.

CC-2